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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MAINSOURCE FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MainSource Financial Group, Inc.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

March 22, 2013

Dear Fellow Shareholders:

        We would like to invite you to attend the 2013 Annual Meeting of Shareholders of MainSource Financial Group, Inc. to be held on Tuesday, April 23, 2013 at 10:00 a.m., local time, at our Corporate Office Building located at 2105 North State Road 3 Bypass, Greensburg, Indiana. We have enclosed a copy of our 2012 Annual Report to Shareholders for your review.

        We hope you can attend the meeting. If you are unable to join us, however, we urge you to exercise your right as a shareholder and vote. The vote of every shareholder is important. Please mark, sign, date, and return the enclosed proxy card in the envelope provided. Your cooperation is appreciated.

        This Proxy Statement is first being mailed to shareholders on or about March 22, 2013.

Sincerely,

Archie M. Brown, Jr. Chairman of the Board

MainSource Financial Group, Inc.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 23, 2013

To our Shareholders:

        The 2013 Annual Meeting of Shareholders of MainSource Financial Group, Inc. will be held at its Corporate Office Building located at 2105 North State Road 3 Bypass, Greensburg, Indiana, on Tuesday, April 23, 2013, beginning at 10:00 a.m. local time. At the meeting, shareholders will act on the following matters:

  1.
  Election of ten directors, each for a term of one year;

  2.
  An advisory vote to approve the Company's executive compensation policies and procedures;

  3.
  An advisory vote on the frequency of future shareholder advisory votes to approve the Company's executive compensation policies and procedures;

  4.
  Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm (independent auditors) for the Company for the fiscal year ending December 31, 2013; and

  5.
  Any other matters that properly come before the meeting.

        Shareholders of record at the close of business on March 8, 2013 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

By Order of the Board of Directors, James M. Anderson Secretary

March 22, 2013
Greensburg, Indiana

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 23, 2013. This proxy statement and our 2012 Annual Report to Shareholders are available at www.mainsourcefinancial.com/eproxy.htm.

MAINSOURCE FINANCIAL GROUP, INC.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

PROXY STATEMENT

        This proxy statement contains information related to the Annual Meeting of Shareholders of MainSource Financial Group, Inc. (the "Company" or "we") to be held on Tuesday, April 23, 2013, beginning at 10:00 a.m., local time, at the Company's Corporate Office Building, 2105 North State Road 3 Bypass, Greensburg, Indiana, and at any postponements or adjournments of the meeting. This Proxy Statement is first being mailed to shareholders on or about March 22, 2013.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:
What is the purpose of the annual meeting?

        At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting accompanying this proxy statement, including:

            (i)  the election of ten directors, each for a term of one year;

           (ii)  an advisory vote to approve the Company's executive compensation policies and procedures;

          (iii)  an advisory vote on the frequency of future shareholder advisory votes to approve the Company's executive compensation policies and procedures; and

          (iv)  the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2013.

In addition, the Company's management will report on the performance of the Company during the fiscal year ended December 31, 2012, and respond to questions from shareholders.

Q:
Who is entitled to vote at the meeting?

        Only common shareholders of record at the close of business on the record date, March 8, 2013, are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date.

Q:
Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-admitted basis. Registration will begin at 9:30 a.m.

Q:
What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 20,326,725 common shares of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner, and how do I vote my shares?

        Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

        Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Registrar and Transfer Co., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. You may vote these shares in person at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also be able to vote by Internet or by telephone. Please check your proxy card or contact your broker or nominee to determine whether you will be available to vote by Internet or telephone.

Q:
How can I vote my shares in person at the annual meeting?

        Stockholder of Record.    Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of identification. Even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance so that your vote will be counted if you later decide not to attend the annual meeting.

        Beneficial Owner.    Shares held in street name may be voted in person by you only if you obtain a legal proxy from the record holder giving you the right to vote the shares.

Q:
Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation, a duly executed proxy bearing a later date, or a duly executed ballot at the annual meeting. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Q:
How do I vote my retirement plan and 401(k) shares?

        If you participate in the Company's 401(k) and Employee Stock Ownership Plan, you may vote shares credited to your account as of the record date by instructing First Bankers Trust Services, Inc., the trustee of the Plan, pursuant to the instruction card being provided with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by April 19, 2013. If you do not send instructions, or your instructions are not properly completed, the shares credited to your account in the Plan will be voted by the trustee in the same proportion that it votes shares in the Plan for which it did receive timely instructions. You may also revoke previously given voting instructions by April 19, 2013 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

Q:
What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors (or "Board"). The Board's recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

  •
  for the election of ten directors (see pages 5-9), each for a term of one year;

  •
  for advisory approval of the Company's executive compensation policies and procedures;

  •
  for approval of an annual vote on advisory approval of the Company's executive compensation policies and procedures; and

  •
  for ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2013.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:
What vote is required to approve each item?

        Directors will be elected by a plurality of the votes cast at the meeting. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for the ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for the approval of the Company's executive compensation policies and procedures. The outcome of this vote is not binding on the Board of Directors.

        For the advisory vote on the frequency of future shareholder advisory votes on the Company's executive compensation policies and procedures, shareholders may vote for a frequency of "ONE YEAR", "TWO YEARS", "THREE YEARS" or "ABSTAIN". The choice receiving the greatest number of votes will be the frequency that shareholders will be deemed to have approved. The outcome of the frequency vote is not binding on the Board of Directors.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum.

Q:
What if other matters come up during the meeting?

        If any matters other than those referred to in the Notice of Annual Meeting of Shareholders properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. The Company is not aware of any business other than the items referred to in the Notice of Annual Meeting of Shareholders that may be considered at the meeting.

Q:
Who pays to prepare, mail and solicit the proxies?

        The Company pays all costs of preparing, mailing and soliciting proxies. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition, proxies may be solicited by mail, in person, or by telephone by certain of the Company's officers, directors and employees.

Q:
Whom should I call with other questions?

        If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2012 Annual Report on Form 10-K, please contact: MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, Attention: Shareholder Relations, telephone: (812) 663-6734.

PROPOSAL 1—ELECTION OF DIRECTORS

        At the 2012 Annual Meeting of Shareholders, twelve persons were elected to serve on the Board of Directors of the Company, each for a term of one year. In May 2012, Board Member Rick S. Hartmann passed away. In February 2013 Mr. William McGraw, who has served on the Board of Directors of the Company, the Bank and predecessor boards of the Company and the Bank for an aggregate of 35 years, informed the Board of his desire to not be nominated as a director at the 2013 Annual Meeting in order to pursue other interests. The Board of Directors voted to reduce the size of the Board to ten members effective as of the 2013 Annual Meeting. The Board of Directors proposes that the nominees described below be elected for a term of one year and until their successors are duly elected and qualified. All of the nominees are currently serving as members of the Board of Directors of the Company and of MainSource Bank.

        Each of the nominees listed below has consented to serve a one-year term. If any of them become unavailable to serve as a director, the Nominating/Corporate Governance Committee may recommend a substitute nominee for election. In that case, the persons named as proxies will vote for the substitute nominee designated by the Nominating Committee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES:

Kathleen L. Bardwell (age 56)	Director of the Company since 2011

        Mrs. Bardwell currently serves as Vice President, Chief Compliance Officer of Steris Corporation. In her role she is responsible for Regulatory Affairs and the Corporate Internal Audit Departments and serves as Steris' compliance officer, chief audit executive and serves on its ethics committee. She brings over thirty (30) years of audit and accounting experience to the Company's Board of Directors. In addition, she has served in executive level positions with Cole National Corporation and Foxmeyer Drug Company.

        Mrs. Bardwell is a member of the National Association of Corporate Directors (NACD), the American Institute of Certified Public Accountants (AICPA), the Ohio Society of CPAs (OSCPA), the Institute of Internal Auditors (IIA), and the American Society for Quality (ASQ) and AdvaMed. She has been a Certified Public Accountant since 1989 and a Certified Quality Auditor since 2009, and is active in many professional organizations relating to leading practices in corporate governance, regulatory affairs compliance and accounting and tax legislation.

        Mrs. Bardwell was selected as a nominee to the Board of Directors of the company in 2011 due to her many years of expertise relating to regulatory compliance and financial reporting controls, both of which are vital in the financial services industry. Mrs. Bardwell has also been selected as a result of her experience with publicly traded companies and her qualification as an audit committee financial expert.

William G. Barron (age 63)	Director of the Company since 1989

        Mr. Barron is a commercial-industrial real estate specialist. He has been Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer, since June 1994. Since 1997, Mr. Barron has been designated a Certified Commercial Investment Member, which signifies expertise in commercial real estate brokerage, leasing, valuation, asset management and investment analysis.

        In addition, Mr. Barron is President of Rent A Space To Go Parent, LLC, a self-storage and portable storage holding company, and Gunston, LLC, a real estate holding company. Rent A Space and Gunston were each organized in 2006. Prior to these activities, Mr. Barron served as Vice President (1974-81), President (1981-87) and Chairman and CEO (1987-94) of Barron Homes, Inc., a residential home building company.

        Mr. Barron has been a shareholder of the Company since its inception, and has served on both the Boards of Directors of the Bank (1983-2000) and the Company. Mr. Barron has served on all of the committees of the Board, and is currently chairman of the Executive Compensation Committee of the Board. Mr. Barron is very active in his community in both civic and charitable positions, including Chairman of the Board of the Owensboro Family YMCA Endowment Fund Committee and past-President of the Owensboro Homebuilders Association. Mr. Barron also has served as President of the Owensboro Rotary Club.

        Mr. Barron has been selected to serve on the Board of Directors of the Company due to his significant banking experience both in general and with the Company, his extensive and highly successful experience in the banking, homebuilding and commercial real estate development industries, his demonstrated integrity, honesty and commitment to community, and his continuous efforts to encourage management and the Board to excel both as a company and individually.

Archie M. Brown, Jr. (age 52)	Director of the Company since 2008;
Chairman of the Board since 2011

        Mr. Brown has served as the President and Chief Executive Officer of the Company since August 2008, and has served as Chairman of the Board of Directors since April 2011. Prior to joining the Company, Mr. Brown served as Executive Vice President, Commercial and Consumer Banking, of Integra Bank, N.A., from 2001 to July 2008. Mr. Brown also served as the Senior Vice President, Consumer Lending Manager of U.S. Bank (formerly Firstar Bank and Star Bank) from 1997 to 2001. Mr. Brown is also a faculty member of Consumer Bankers Association's Graduate School of Retail Bank Management at Furman University.

        During his 29 years in banking, Mr. Brown has held management positions in branch management, region management, bank operations (both deposit and loan), business development, small business and consumer lending. Mr. Brown has experience in many areas of banking, including change management, expense reduction initiatives, process re-engineering, balance sheet management and restructures, loan workout initiatives, business startups within the bank, business sales and closures within the bank, entering and closing markets, branch and bank acquisitions and integration, board communication, investor and shareholder relations and working with bank regulators. Mr. Brown also serves on the board of directors of the Greensburg Decatur County Economic Development Corporation and serves on the Board of Trustees of Cincinnati Christian University.

        As President and Chief Executive Officer, Mr. Brown is required by the Company's Articles of Incorporation to serve on the Board of Directors of the Company.

Brian J. Crall (age 53)	Director of the Company since 2005;
Lead Director since 2011

        Mr. Crall owns and is the President of foreClarity!, LLC. The company was formed in 2012 and specializes in executive development, organizational development , strategic planning and public policy development. From 2009 to 2012 Mr. Crall was the Chief Executive Officer of CMD Holding, LLC, the holding company for CMD Health, Inc., a health insurance company, and ClubMD, LLC, a series of primary care medical homes. From July 2008 to March 2009, Mr. Crall served as the Resource Director for the YMCA of the USA. Mr. Crall also served as the Personnel Cabinet Secretary for the Commonwealth of Kentucky from June 2006 to January 2007 and the Deputy Secretary of the Executive Cabinet, Office of the Governor of the Commonwealth of Kentucky, from April 2004 to June 2006. During this time Mr. Crall served as a Director for the Kentucky Retirement System, a $15 billion retirement fund serving the employees of the state of Kentucky, and the Kentucky Deferred Compensation Authority, a $1.3 billion deferred compensation plan serving the employees of the state of Kentucky.

        Additionally, Mr. Crall served as CEO of Progress Printing Company from July 2000 until April 2004, and was the 13th District State Representative in the state of Kentucky from January 1995 until April 2004. Mr. Crall was CEO of the Owensboro Family YMCA from November 1986 through June2000 has been active in several civic and charitable organizations, including the Kentucky Youth Association, Habitat for Humanity, Owensboro Chamber of Commerce, Kentucky Chamber of Commerce and the Fellowship of Christian Athletes.

        Mr. Crall has been selected to serve on the Board of Directors of the Company as a result of his experiences as an elected legislator and as a member of a state's executive branch, and in particular his significant experience with human resource and management issues. Mr. Crall has also been selected due to his demonstrated ability to build and sustain consensus and to bring clarity to discussions within the Board. Additionally, Mr. Crall has considerable experience in the areas of policy development and implementation, CEO and board development and performance coaching.

Philip A. Frantz (age 68)	Director of the Company since 1987

        Mr. Frantz is a partner in Coldren & Frantz, a law firm located in Portland, Indiana that concentrates in the areas of financial institutions, estate planning, real estate, hospital, utility and school law. He has been a partner since the inception of the firm in 1971. Mr. Frantz is also President of Jay-Portland Abstract Company, Inc. and has held that position since 1978.

        In addition to serving on the Company Board since 1987, Mr. Frantz has served on the Board of Directors of the Bank since 1978. This service on the Board, in addition to his legal practice with financial institutions, has given Mr. Frantz a broad knowledge of banking. Mr. Frantz has served on all of the committees of the Board except the recently-formed Credit and Risk Committee, including serving as chairman of the Audit Committee, and is currently chairman of the Nominating and Corporate Governance Committee of the Board.

        Mr. Frantz is very active in his local community, having served on many community boards and in leadership positions for such organizations as the local chamber of commerce, a workshop for disabled persons, the local charitable foundation, the United Way, his church and a local arts organization.

        Mr. Frantz has been selected to serve on the Board of Directors of the Company as a result of his long history with the Company and the Bank, his broad knowledge of banking and corporate law, his legal perspective on issues facing the Company and his demonstrated commitment to small communities such as the markets in which the Company operates.

D.J. Hines (age 61)	Director of the Company since 2005

        Mr. Hines is currently the Chairman of the Board of Directors of Schuler Bauer Real Estate Services Inc., a real estate brokerage and development company operating in the Indiana counties of Floyd, Clark, Scott and Harrison since 1987, and previously served as its Chief Executive Officer from 1997 to 2011. Mr. Hines has attained the Graduate Realtor Institute designation and, since 1990, has developed and sold over 2,000 residential lots and 100 acres of commercial land. Mr. Hines also holds executive positions with Bugaboo Developers, Inc., Foursight Developers, LLC and Hawthorn Glen Developers, LLC, all of which are land development companies. Additionally, he is managing partner for Monticello Group, LLC, and Spring Manor, LLC, which are office and apartment management companies.

        Prior to joining the Company Board, Mr. Hines served as a director of Regional Bank in New Albany, Indiana. During his tenure with the Company Mr. Hines has served on the Audit Committee, the Corporate Loan Committee and the Executive Compensation Committee.

        In addition to his professional positions, Mr. Hines has held leadership positions with many community boards and foundations in Floyd and Clark Counties, and currently serves as the 9th District

Real Estate Commissioner for Indiana and as a member of the New Albany Floyd County School Corporation Board of Trustees.

        Mr. Hines has been selected to serve on the Board of Directors of the Company due to his significant experience in land and residential development, his familiarity with the southern Indiana counties in which the Company does business, his previous bank board experience, and his experience as a small, successful business owner. Mr. Hines was also selected as a result of his demonstrated integrity and his commitment to community involvement.

Thomas M. O'Brien (age 56)	Director of the Company since 2010

        Mr. O'Brien retired from Procter & Gamble in 2010 after 31 years of service, primarily in management positions in the areas of sales, IT and marketing. Most recently, Mr. O'Brien served as Vice President Customer Business Development, Global Business Units and Global eCommerce from 2007 until his retirement, Vice President Global Beauty Care—Professional, Prestige and Gillette Integration from 2005 to 2007, Vice President North America—Customer Business Development from 2001 to 2005, and Vice President Global Business Development—Global Beauty Care from 1999 to 2001. During his time at Procter & Gamble, Mr. O'Brien developed strategies, conceptual innovations and relationships that consistently delivered successful results in revenue, market share and productivity.

        In addition to the Board of Directors of the Company, Mr. O'Brien is currently a senior advisor with the Boston Consulting Group, and is CEO of Simpactful Consulting LLC. Mr. O'Brien also currently serves on the Board of Sentry Safe and the Advisory Board for Graeter's Ice Cream and has served on the National Board of Inroads and the St. Vincent De Paul Cincinnati Board of Directors. Mr. O'Brien has also been active in his local community through such activities as coaching soccer, leading a swim club, co-chairing a school bond drive and participating in numerous college and MBA programs.

        Mr. O'Brien was selected as a nominee to the Board of Directors as a result of his extensive experience in sales and marketing in a successful sales-oriented company and his experience working in management, and interacting with the board of directors, of a publicly traded company.

Lawrence R. Rueff, DVM (age 59)	Director of the Company since 2011

        Dr. Rueff graduated with a B.S. in Animal Science in 1976 and a D.V.M. from Purdue University in 1979. In 1984 Dr. Rueff founded Swine Veterinary Services, a veterinarian practice overseeing the health programs of farms that have an annual production of approximately 3 million pigs per year. Dr. Rueff is also the owner of 2 Boar Studs that house 250 boars. Dr. Rueff is a past president of the American Association of Swine Veterinarians and, in 2002, received that organizations award for "Swine Practitioner of the Year". Dr. Rueff consults with swine farms located in Indiana as well as other locations across the United States and internationally.

        In addition to his veterinary work, Dr. Rueff has served on the Purdue University Dean of Agriculture Advisory Committee (2002-2004), the Eli Lilly Elanco Animal Health Advisory Board (1988-2005) and is currently serving on the Indiana Veterinary Medical Association Legislative Committee. Dr. Rueff has served on the board of directors of MainSource Bank since 1993.

        Dr. Rueff was selected to serve on the Board of Directors as a result of his extensive knowledge of the agricultural industry, his knowledge of and commitment to Greensburg, Indiana, and the surrounding areas, his history with the Bank, his extensive state-wide relations and his understanding of board functions and responsibilities.

John G. Seale (age 53)	Director of the Company since 2011

        Mr. Seale is a partner in RBSK Partners PC, a CPA firm offering a blend of accounting, audit, tax and specialized advisory services to individual and business clients. Mr. Seale specializes in delivering accounting, audit, tax and technology services to individual and closely-held business clients in a variety of industries, including manufacturing, professional services, agriculture, warehousing, real estate and not-for-profits. Mr. Seale is a qualified team captain for purposes of performing peer reviews of CPA firms in accordance with standards established by the Peer Review Board of the AICPA. Mr. Seale has acquired the designations of CPA (certified public accountant) and CITP (certified information technology professional).

        Mr. Seale is a member of the American Institute of CPAs, the Indiana CPA Society, the Ohio CPA Society and the Association of Certified Fraud Examiners. He currently serves on the Indiana Society's Peer Review Committee and the Review Acceptance Board, and is a former member of the AICPA Information Technology Executive Committee. Mr. Seale has served on the board of directors of the Bank since 2002.

        Mr. Seale was selected to serve on the Board of Directors as a result of his long-standing tenure as member of the board of directors of the Bank, his expertise in accounting and auditing, including non-public company auditing, his qualification as an "audit committee financial expert", his extensive experience with information technology and his experience with strategic planning.

Charles J. Thayer (age 69)	Director of the Company since 2011

        Mr. Thayer currently serves as Chairman and Managing Director of Chartwell Capital, LTD, a private investment firm providing specialized advisory services to banks, corporations and institutional investors. Mr. Thayer is Chairman Emeritus of the American Association of Bank Directors (AABD), a national non-profit organization dedicated to serving the information, education and advocacy needs of financial institution directors. He served as Chairman of AABD from 2007 to 2012, and is a founding board member of the National Association of Corporate Directors—Florida.

        Mr. Thayer has served as an advisory board member of Louisville Development Bancorp, the holding company for the Metro Bank (Louisville), since 1997. Mr. Thayer previously served as a board member for Republic Bancshares and Republic Bank (1999-2004), CogenAmerica (1996-1999), and Sunbeam Corporation (1990-1997), and as an interim Chairman and Chief Executive Officer of Sunbeam from January 1993 to August 1993. Mr. Thayer also spent twenty (20) years in banking prior to organizing Chartwell Capital in 1990, serving in executive level positions with PNC Financial and Citizens Fidelity Corporation with responsibility for finance, capital markets, mergers and acquisitions, investor relations and strategic planning.

        Mr. Thayer was selected to serve on the Board of Directors as a result of his more than forty years of experience in the banking industry, advising companies with respect to corporate governance issues, and his experience as a director and role in management of large publicly traded companies.

INFORMATION ABOUT THE BOARD OF DIRECTORS

        Effective with the 2013 Annual Meeting of Shareholders, the Board of Directors will consist of ten members. All of the members of the Board of Directors of the Company will serve as directors of the Bank.

        Effective with the 2011 Annual Meeting of Shareholders, the Board voted to combine the role of Chairman with the role of Chief Executive Officer, which is currently held by Archie M. Brown, and to elect a Lead Director of the Board. The initial Lead Director of the Board was Brian Crall, who was elected as the Lead Director for the year beginning with the 2011 Annual Meeting and who has been elected to continue to serve as the Lead Director for the year beginning with the 2013 Annual Meeting. The Lead Director of the Board will continue to be selected annually from the members of the Board.

        During the year ended December 31, 2012, the Board met 12 times. Each Director attended more than 75% of the aggregate of (i) all meetings of the Board held and (ii) all committees on which he or she served. Additionally, all of the Directors attended the 2012 annual meeting of shareholders on April 25, 2012.

        The standing committees of the Board of Directors of the Company at the commencement of 2012 were the Audit, Compensation, Nominating/Corporate Governance, Credit and Risk and Executive Committees. The Board of Directors amended the charter for its Audit Committee in October 2012, the charter for the Nominating/Corporate Governance Committee in February 2008, and the charter for the Compensation Committee in February 2012, and approved the charter for the Credit and Risk Committee in July 2011. Copies of the Audit, Nominating/Corporate Governance, Credit and Risk and Compensation Committee charters are available on the Company's website, www.mainsourcefinancial.com.

        Audit Committee.    The Audit Committee has sole authority for selecting and replacing the Company's independent auditor and approving its compensation. The Audit Committee is charged with assisting the Board in its oversight of: (i) the arrangements for and scope of the audit by the independent accountants; (ii) reviewing the independence of the independent accountants; (iii) considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions; (iv) reviewing and monitoring the Company's policies relating to ethics; (v) discussing with management and the independent accountants the Company's draft of the annual financial statements and key accounting disclosures and/or reporting matters; and (vi) reviewing the activities and recommendations of the Company's internal audit department. The Audit Committee also is charged with establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        In 2012, the Audit Committee met seven (7) times, six (6) of which were on a day when the Board also met. The members of the Audit Committee are independent for purposes of the Audit Committee, as independence is defined in the NASDAQ Stock Market listing standards applicable to the Company. The Board has determined that director John Seale is an "audit committee financial expert" as that term is defined in rules adopted under the Securities Exchange Act of 1934.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee has responsibility for (i)  developing criteria for selecting directors; (ii) identifying individuals qualified to become members of the Board of Directors and recommending director nominees for the next annual meeting of shareholders; (iii) overseeing the evaluation of the corporate and subsidiary Boards of Directors; and (iv) developing and recommending to the Board corporate governance guidelines applicable to the Company. The Nominating/Corporate Governance Committee also considers other matters, such as the size and composition of the Board and succession planning. The Nominating/Corporate Governance Committee will consider written recommendations from shareholders of the Company regarding potential nominees for election as directors which are submitted to the Company's secretary on or before the date for shareholder nominations specified in the "Shareholder Proposals" section of this proxy statement. See the "Corporate Governance" section of this proxy statement for a discussion of the criteria considered by the Nominating/Corporate Governance Committee in selecting directors.

        In 2012, the Nominating/Corporate Governance Committee held five (5) meetings, all of which were on a day when the Board also met. The members of the Nominating/Corporate Governance Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Compensation Committee.    The Compensation Committee is charged with reviewing the Company's general compensation strategy and philosophy; establishing salaries and reviewing benefit programs for the Company's executive officers and directors; reviewing, approving, recommending and administering the Company's incentive compensation plans and certain other compensation plans; and approving certain change in control contracts.

        In 2012, the Compensation Committee held three (3) meetings, all of which were on a day when the Board also met. The members of the Compensation Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Credit and Risk Committee.    During 2011, the Board established the Credit and Risk Committee of the Board of Directors. The purpose of the Credit and Risk Committee is to identify and provide oversight of the Company's risks, including credit, interest rate, liquidity, regulatory, operating (transaction), human capital, reputation, and other risks identified by the Committee or the Company's risk officers from time to time. The Committee is comprised of the Company's Chief Executive Officer and not less than three independent members of the Board of Directors. The Committee took the place of the Company's Corporate Loan Committee, which previously existed for the purpose of providing loan approval and credit oversight of loans in excess of $5 million. In making this change, the Board broadened its consideration of risk from merely credit risk, and adjusted its role with respect to loans and credit risk towards risk oversight and management rather than approval of loans. Pursuant to its charter, at least one time each year, the Credit and Risk Committee meets in joint session with the Audit Committee to discuss any items that have a significant financial statement impact or require significant financial statement/regulatory disclosures.

        In 2012, the Credit and Risk Committee held ten (10) meetings, all of which were on a day when the Board also met. Other than the Chief Executive Officer, the members of the Credit and Risk Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Executive Committee.    The Executive Committee exists for the purpose of reviewing and implementing business policies and making business decisions that need to be made but do not require or merit discussion and review by the full Board. Additionally, the Executive Committee has and may exercise the powers and authority of the full Board between meetings of the Board. The Executive Committee held one (1) meeting in 2012, which was on a day the Board also met.

 Board Committee Membership

        The following is a list of the Board Committee memberships for 2012:

Name	Executive Committee	Compensation Committee	Audit Committee	Credit and Risk Committee	Nominating/ Corporate Governance Committee
Kathleen L. Bardwell		M	M/C(1)
William G. Barron	M	C		M
Archie M. Brown, Jr.	M			M
Brian J. Crall	C		M		M
Philip A. Frantz					C
Rick S. Hartman	M(1)		C(1)
D.J. Hines		M		C
William J. McGraw, III		M
Thomas M. O'Brien		M	M
Lawrence R. Rueff, DVM					M
John G. Seale			M	M
Charles J. Thayer	M(1)			M	M

M:
Member

C:
Chairman

(1)
Mr. Hartman passed away on May 20, 2012. At that time Ms. Bardwell was named Chairperson of the Audit Committee and Mr. Thayer was appointed to the Executive Committee.

Compensation of Directors

        Board members are compensated with a combination of cash and stock-based compensation. The goal of the compensation package is to attract and retain qualified candidates to serve on the Board of Directors, and to align the interests of the Board with those of the shareholders of the Company. In setting compensation, the Board considers primarily the fees paid by other financial institutions of similar size located in the four-state region of Indiana, Ohio, Kentucky and Illinois.

        Compensation Consultant.    During 2012 the Board did not engage a consultant with respect to the Company's director compensation.

 Director Compensation Table

        The table below summarizes the compensation paid by the Company to each non-employee Director for the fiscal year ended December 31, 2012.

Name (a)(1)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)(2)	All Other Compensation ($) (e)	Total ($) (f)
Kathleen L. Bardwell	63,550	(3)	—	—	—	63,550
William G. Barron	71,550	(3)	—	—	—	71,550
Brian J. Crall	76,150	(3)	—	—	—	76,150
Philip A. Frantz	68,950	(3)	—	—	—	68,950
Rick S. Hartman(4)	32,160		—	—	—	32,160
D.J. Hines	70,950	(5)	—	—	—	70,950
William J. McGraw, III	65,950	(6)	—	—	—	65,950
Thomas M. O'Brien	65,950	(3)	—	—	—	65,950
Lawrence R. Rueff, DVM	67,950	(3)	—	—	—	67,950
John G. Seale	73,950	(7)	—	—	—	73,950
Charles J. Thayer	71,950	(3)	—	—	—	71,950

(1)
Archie M. Brown, Jr., who serves as the Company's President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus received no compensation for his service as a director. The compensation received by Mr. Brown as an employee of the Company is shown in the Summary Compensation Table on page 32.

(2)
As of December 31, 2012, the following directors had the following number of options outstanding: William G. Barron: 10,966; Brian J. Crall: 6,525; Philip A. Frantz: 10,966; and D.J. Hines: 6,525.

(3)
Includes 1,000 shares of unrestricted stock which the director elected to receive in lieu of a cash retainer pursuant to the 2011 Director Retainer Plan described below and 3,000 shares of unrestricted stock which the director elected to receive in lieu of a cash retainer pursuant to the 2012 Director Retainer Plan described below.

(4)
Mr. Hartman passed away on May 20, 2012.

(5)
Includes 1,500 shares of unrestricted stock which the director elected to receive in lieu of a cash retainer pursuant to the 2011 Director Retainer Plan described below.

(6)
Includes 250 shares of unrestricted stock which the director elected to receive in lieu of a cash retainer pursuant to the 2011 Director Retainer Plan described below, and 600 shares of unrestricted stock which the director elected to receive in lieu of a cash retainer pursuant to the 2012 Director Retainer Plan described below.

(7)
Includes 1,000 shares of unrestricted stock which the director elected to receive in lieu of a cash retainer pursuant to the 2011 Director Retainer Plan described below.

        2011 Director Retainer Plan.    Effective with the 2011 Annual Meeting of Shareholders, the Board of Directors adopted the 2011 Director Retainer Plan. The Retainer Plan was designed to promote the interests of the Company by increasing the proprietary interest in the Company of the members of the Board by enabling them to elect to receive common stock of the Company which is equivalent in value to, but in lieu of, cash retainer fees. Under the Retainer Plan, each director is paid an annual retainer equal to 4,000 shares of Company common stock. Each director may then elect to have the retainer paid in (i) stock, (ii) cash, or (iii) a combination of stock and cash. The annual retainer is paid in four equal installments on May 1, August 1, November 1, and February 1, for all directors serving on the Board on those dates. The amount of cash paid on each payment date pursuant to the Retainer Plan is equal to the average closing price of a share of common stock of the Company on the five (5) trading days ending on the day prior to the 2011 Annual Meeting (the "2011 Cash Value") multiplied by 1,000. The 2011 Cash Value was $9.53. Each director completed an election form as of the 2011 Annual Meeting indicating the percentage of stock and cash such director wished to receive. The election remained in force and effect for the entire year, until the 2012 Annual Meeting. For any director who did not beneficially own shares of common stock of the Company with an aggregate value on the date of purchase equal to five (5) times the Cash Value, such director was required to receive his or her retainer fees in shares of Company stock regardless of the director's election.

        2012 Director Retainer Plan.    Effective with the 2012 Annual Meeting of Shareholders, the Board of Directors adopted the 2012 Director Retainer Plan. The Retainer Plan was designed to promote the interests of the Company by increasing the proprietary interest in the Company of the members of the Board by enabling them to elect to receive common stock of the Company which is equivalent in value to, but in lieu of, cash retainer fees. Under the Retainer Plan, each director is paid an annual retainer equal to 4,000 shares of Company common stock. Each director may then elect to have the retainer paid in (i) stock, (ii) cash, or (iii) a combination of stock and cash. The annual retainer is paid in four equal installments on May 1, August 1, November 1, and February 1, for all directors serving on the Board on those dates. The amount of cash paid on each payment date pursuant to the Retainer Plan is equal to the average closing price of a share of common stock of the Company on the five (5) trading days ending on the day prior to the applicable payment date (the "2012 Cash Values") multiplied by 1,000. The 2012 Cash Values were as follows: $11.83 on May 1, 2012, $11.58 on August 1, 2012, $12.01 on November 1, 2012, and $13.38 on February 1, 2013. Each director completed an election form as of the 2012 Annual Meeting indicating the percentage of stock and cash such director wished to receive. The election remained in force and effect for the entire year, until the 2013 Annual Meeting. For any director who did not beneficially own shares of common stock of the Company with an aggregate value on the date of purchase equal to five (5) times the Cash Value, such director was required to receive his or her retainer fees in shares of Company stock regardless of the director's election.

        Compensation for Meeting Attendance.    For the fiscal year ending December 31, 2012, members of the Board were compensated in cash for their attendance at meetings of the Board and Board committees.

        The following is a list of the fees paid to directors for Board and committee attendance during 2012:

Meetings	Fees
Board of Directors
Lead Director	$1,500 per meeting
Non-employee Directors	$1,000 per meeting
Committees
Chairman	$1,200 per meeting
Non-employee Members	$1,000 per meeting
Independent Director Session	$1,000 per meeting (if held on a different day than the Board meeting)

        Following the consolidation of Board of Directors of the Company and the Bank in April 2011, the directors of the Company also served as directors of the Bank, but were not separately compensated for meetings of the Board of Directors of the Bank.

        Stock Options.    From time to time, each non-employee Director may receive options to purchase common stock of the Company with an exercise price equal to the fair market value on the date of grant. The options generally vest immediately upon grant, except for options granted to the Board in February 2009 which did not vest until such time as the U.S. Treasury no longer held Series A preferred stock of the Company, which occurred on April 3, 2012. Until an option is exercised, shares subject to options may not be voted nor do they receive dividends. No stock options were issued to directors in 2012.

Compensation Committee Interlocks and Insider Participation

        As noted above, the Compensation Committee members in 2012 were Kathleen L. Bardwell, William G. Barron, D.J. Hines, William J. McGraw, III and Thomas M. O'Brien, all of whom are independent directors under NASDAQ Stock Market listing standards. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. No executive officer of the Company or its subsidiaries serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, nor has such an interlocking relationship existed in the past.

Certain Relationships and Related Party Transactions

        Our Board of Directors recognizes that certain transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a Related Party Transactions Policy (the "Policy"). For these purposes, a "Related Party Transaction" is defined as any financial transaction, arrangement, or relationship, including any indebtedness or guarantee of indebtedness, or any series of similar transactions, arrangements or relationships in which any Related Party had or will have a direct or indirect material interest. A "Related Party" is a director and any director nominee of the Company or any of its subsidiaries, an executive officer of the Company or any of its subsidiaries, a person known by the Company to be the beneficial owner of more than 5% of the Company's common stock and a person known by the Company to be an immediate family member of any of the foregoing.

        During 2012 the Board of Directors revised the Related Party Transactions Policy to tighten its controls on such transactions. The revised policy provides that Related Party Transactions which are required to be disclosed in the Company's filings with the SEC are strictly prohibited, and Related Party Transactions which are not required to be disclosed are strongly discouraged and may only be approved or ratified by the Nominating and Corporate Governance Committee in exceptional circumstances when the terms of the transaction remove or mitigate any apparent or potential conflicts of interest and any impact on the Related Party's independence (other than employment arrangements, which would be considered by the Compensation Committee). Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of the Company's By-Laws, Code of Ethics, Code of Ethical Conduct and SEC rules.

        The Bank makes loans in the ordinary course of business to our directors and executive officers, and to family members and other entities with which a director, an executive officer or a family member may be affiliated. These loans are subject to various federal and state banking laws and are made on substantially the same terms, including interest rates and collateral, as those provided for comparable transactions with other persons. We believe these loans do not involve more than a normal risk of collectability or present other unfavorable features. The Bank also provides directors and executive officers and their family members and other affiliated entities with banking, trust and other financial services in the ordinary course of business.

        In 2012, no director engaged in a Related Party Transaction requiring disclosure in this proxy statement.

CORPORATE GOVERNANCE

General

        The Company aspires to the highest ethical standards for its employees, officers and directors, and remains committed to the interests of its shareholders. The Company believes it can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted policies and procedures designed to foster the appropriate level of corporate governance. Some of these procedures are discussed below. For further information, including electronic versions of our Code of Ethical Conduct and Code of Conduct, our Audit Committee Charter, our Compensation Committee Charter, our Nominating/Corporate Governance Committee Charter, our Credit and Risk Committee Charter and our Corporate Governance Policy Regarding Majority Voting please contact us at (812) 663-6734 or visit our website at www.mainsourcefinancial.com.

Director Independence

        The Board of Directors has determined that a majority of the Board, including nominees Kathleen L. Bardwell, William G. Barron, Brian J. Crall, Philip A. Frantz, D.J. Hines, Thomas M. O'Brien, Lawrence R. Rueff, DVM, John G. Seale and Charles Thayer, are independent, as independence is defined under revised listing standards of the NASDAQ Stock Market applicable to the Company. Mr. Brown is not independent because he is an executive officer of the Company.

Corporate Governance Policy Regarding Majority Voting

        As part of the Company's continuing efforts to enhance corporate governance procedures, the Board of Directors has implemented a policy regarding director elections. Under the policy, in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days following the date of the shareholders' meeting at which the election occurred. Thereafter, the Company will promptly disclose the Board's decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a current report on Form 8-K filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. A copy of the Policy Regarding Majority Voting is available on the Company's web site at www.mainsourcefinancial.com.

Non-Employee Director Stock Ownership Guidelines

        The Board of Directors maintains stock ownership guidelines for directors because it believes that it is important for the Company's future success that directors own and hold a minimum number of shares of common stock of the Company in order to further align their interests and actions with the interests of the Company's shareholders. The stock ownership guidelines require non-employee directors to own a minimum of the lesser of (i) 20,000 shares of the Company's common stock or (ii) $200,000 in market value of the Company's common stock. The stock ownership guidelines provide for a transition period of five years following a director's original appointment or election to the Board during which directors must achieve full compliance with these requirements.

 Director Selection Process

        The Nominating/Corporate Governance Committee has responsibility for developing criteria for selecting directors and reviewing prospective nominees to the Board pursuant to such criteria. Currently, the Nominating/Corporate Governance Committee does not maintain any formal criteria for selecting directors and may take into consideration such factors and criteria as it deems appropriate. However, in reviewing qualifications for prospective nominees to the Board, the Nominating/Corporate Governance Committee may take into consideration, among other matters, the prospective nominee's judgment, skill, educational background or equivalent lifetime experience, integrity, reputation, the ability to oversee the Company's business and affairs, the time available to serve, community involvement, civic-mindedness, and business and other experience. From time to time, the Committee will review the composition of the Board, including the skills and expertise of the current Board members, and will consider whether to add or replace a director to enhance or supplement those skills. The Committee seeks to nominate candidates who bring diverse experiences and perspectives to our Board. In evaluating candidates, the Committee's practice is to consider, among other things, diverse business experiences, the candidate's range of experiences with public and private companies, and racial and gender diversity. The Committee has not formalized this practice into a written policy.

        Nominees for the Board generally are expected to be identified by non-management members of the Board. Evaluations of potential candidates generally involve a review of the candidate's background and credentials by the Committee, interviews with members of the Committee, the Committee as a whole, or one or more other Board members, and discussions of the Committee and the Board. The Committee then recommends candidates to the full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be elected by the Board to fill a vacancy.

        The Nominating/Corporate Governance Committee generally has a policy of not nominating any individual who serves on the board of directors of any bank or bank holding company (other than the Company and its subsidiaries). The Nominating/Corporate Governance Committee does not evaluate nominees proposed by shareholders differently than other nominees to the Board.

Board Leadership Structure

        Since the retirement of Robert E. Hoptry, who served as Chairman of the Board from the founding of the Company in 1983 until his retirement in 2011, the Board has elected a lead director and combined the role of chairman of the board with the role of president and chief executive officer. The lead director has responsibility for consulting with management regarding Board meetings and meeting agendas, chairing the corporate board meeting, acting as a liaison between management and the independent directors with respect to various matters, and leading executive sessions of the independent directors both with and without the Chief Executive Officer. Since the 2011 Annual Meeting Brian Crall has served as Lead Director.

        For 2013, the Board intends to continue the existing structure with a combined chairman and chief executive officer. The Board believes that our Chief Executive Officer, Mr. Brown, is best situated to serve as Chairman because he is the director with the most experience in the banking industry, and the Board believes the Company and the shareholders are well served by having his industry expertise, knowledge and visibility in the combined role. The Board further believes that the existing structure has worked effectively, particularly with respect to the Lead Director's role as liaison between management and the independent directors. The Board intends to continue to consider the appropriate structure of the Board from time to time.

The Board's Role in Risk Management

        The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The recently-formed Credit and Risk Committee is responsible for overseeing the Company's overall risk management program, including credit, interest rate, liquidity, regulatory, operating (transaction), human capital, reputation, and other risks identified by the Credit and Risk Committee or the Company's risk officers from time to time. The Credit and Risk Committee meets twice per quarter, and reports to the entire Board following each Committee meeting. Additionally, the Audit Committee is responsible for addressing risks related to the Company's financial condition, the Compensation Committee is responsible for addressing risks associated with the Company's compensation plans and arrangements and the Nominating/Corporate Governance Committee is responsible for addressing governance risks. The entire Board of Directors is regularly informed about all such risks through committee reports and by reports from the Company's officers.

Code of Ethics

        The Company has adopted a "Code of Ethical Conduct" to document the principles of conduct and ethics which are followed by the Company's executive officers as well as each corporate department manager, all loan review officers and each director of the Company, each person in an executive or senior management position for each subsidiary or division of the Company, all other persons occupying similar policy-making positions, and directors of any of the Company's affiliates or subsidiaries.

        The Company has also adopted a "Code of Conduct" to document the principles of conduct and ethics which are followed by the employees of the Company.

Communications with Independent Directors

        Shareholders or other interested parties may contact the Company's Nominating/Corporate Governance Committee through correspondence addressed to MainSource Financial Group, Inc., Attn: Nominating/Corporate Governance Committee, P.O. Box 611, Greensburg, Indiana 47240. Only the Company's internal auditors have access to this post office box and will promptly forward communications received to the members of the Nominating/Corporate Governance Committee.

        An employee, officer, shareholder or other interested party who has an interest in communicating with the Independent Directors regarding financial matters may do so by directing communication to the Chairperson of the Audit Committee, Kathleen Bardwell. Messages for the Chairperson of the Audit Committee or any other director, or the Board of Directors as a whole, may be mailed, faxed or e-mailed to the Company addressed to: Secretary, MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, P.O. Box 2000, Greensburg, Indiana 47240, (812) 663-3220 (facsimile) or shareholder.relations@mainsourcefinancial.com (e-mail). All communications addressed to the Independent Directors will be forwarded to Mrs. Bardwell as representative of the Independent Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Program and Committee

        The Compensation Committee of the Company's Board of Directors is responsible for evaluating compensation levels and compensation programs for the Company's executive officers and for determining, and in some cases recommending to the Company's Board of Directors, appropriate compensation awards for executive management. The Committee seeks to provide executives with the opportunity to earn cash and non-cash compensation, and to encourage, motivate and reward the Company's executive management for achieving both current year performance and long-term shareholder value.

Compensation Philosophy and Objectives

        In general, the compensation policies adopted by the Committee are designed to attract, retain and motivate the Company's executives to meet the Company's business objectives with the goal of enhancing long-term shareholder value. Additionally, the policies seek to provide a vehicle for the Committee to evaluate and measure the performance of the Company and its executives, and to compensate executives in accordance with the results of those evaluations. The policies seek to align executive compensation with Company objectives, business strategy and financial performance. The Committee seeks to achieve these objectives through a blend of both cash and non-cash compensation.

        In applying these principles, the Company seeks to:

  •
  Reward executives for achieving certain business goals, including enhancing both short-term and long-term shareholder value;

  •
  Encourage an environment that rewards performance with respect to certain goals established by the Committee;

  •
  Integrate compensation programs with the Company's short and long-term business goals;

  •
  Attract and retain key executives critical to the long-term success of the Company;

  •
  Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of stock of the Company; and

  •
  Ensure that the Company's compensation policies and programs do not encourage the Company's executives to take unnecessary or excessive risks.

Identification of Named Executive Officers and Senior Executive Officers for 2012

        We are required by Securities and Exchange Commission rules to disclose compensation information for certain Named Executive Officers (NEOs), as that term is defined in Item 402 of Regulation S-K. In 2012, those individuals were:

Name	Title
Archie M. Brown, Jr.	Chairman, President and CEO
James M. Anderson	Chief Financial Officer
Daryl R. Tressler	Chief Banking Officer
William J. Goodwin	Chief Credit Officer
Chris M. Harrison	Senior Vice President, Branch Administration

        Additionally, we are required as a result of our participation in Treasury's Capital Purchase Program during a portion of 2012 to apply certain limitations, and discuss certain compensation plans, with respect to certain Senior Executive Officers (SEOs) as that term is defined in the Capital Purchase Program regulations. The determination of the SEOs for 2012 is based upon each employees' title and compensation during the fiscal year ended December 31, 2011. Based upon the definition, in 2012, the Company's SEOs were as follows:

Name	Title
Archie M. Brown, Jr.	Chairman, President and CEO
James M. Anderson	Chief Financial Officer
Daryl R. Tressler	Chief Banking Officer
William J. Goodwin	Chief Credit Officer
Chris M. Harrison	Senior Vice President, Branch Administration

Participation in Capital Purchase Program

        On October 3, 2008, the Emergency Economic Stabilization Act of 2008 ("EESA") was signed into law. EESA granted the U.S. Department of the Treasury the authority to implement and operate the Troubled Asset Relief Program. As part of this program, Treasury created the Capital Purchase Program (the "CPP"), which was designed to inject $250 billion into the financial services industry in order to encourage healthy financial institutions to build capital and increase the flow of financing to businesses and consumers. In January 2009, the Company issued shares of Series A preferred stock and warrants to purchase common stock to Treasury in exchange for $57 million as part of the CPP. To finalize its participation in the CPP, the Company and Treasury entered into a Letter Agreement, dated January 16, 2009, including the related Securities Purchase Agreement—Standard Terms attached thereto (the "Securities Purchase Agreement"). In the Securities Purchase Agreement, the Company adopted the U.S. Treasury's standards for executive compensation for the period during which the U.S. Treasury owns any preferred stock issued by the Company pursuant to the Securities Purchase Agreement or upon exercise of the related warrant to purchase common stock. The U.S. Treasury reserves the right to amend the Securities Purchase Agreement to comply with applicable federal statutes.

        On February 17, 2009 the American Recovery and Reinvestment Act of 2009 (the "ARRA") was passed, amending Section 111 of EESA to impose additional executive compensation restrictions on participants in the CPP, including the Company. On June 15, 2009, the U.S. Treasury published executive compensation and corporate governance standards, which were amended effective December 7, 2009, applicable to participants in the CPP, including the Company, under the ARRA in the form of an Interim Final Rule. The executive compensation standards of the ARRA and the Interim Final Rule apply to the Company's SEOs as well as other employees.

        On March 28, 2012, the Treasury priced its secondary public offering of 57,000 shares of the Company's Series A preferred stock. The Company successfully bid for the purchase of 21,030 shares of the preferred stock. The remaining shares of preferred stock were sold to third parties. Thus, as of the settlement date of April 3, 2012, Treasury no longer held shares of preferred stock of the Company and the TARP restrictions on executive compensation proscribed by the Securities Purchase Agreement, ARRA and the Interim Final Rule, were no longer applicable to the Company. Those restrictions were applicable, however, to the Company's executive compensation programs during fiscal years 2009, 2010, 2011 and for the portion of 2012 during which the Series A preferred stock was held by Treasury (collectively referred to as the "TARP Period"). Consequently, pursuant to the ARRA and the Interim Final Rule, and as a result of the Company's participation in the CPP, the Company's executive compensation program needed to comply with the following during the TARP Period:

        Deductibility of Compensation.    The Interim Final Rule amended IRC Section 162(m) to reduce the tax deductibility of compensation paid to any of the Company's SEOs in excess of $500,000 per year. In the Company's case, the tax deductibility of compensation has not influenced the design of its executive compensation program.

        Limits on Incentive Compensation.    The Company is prohibited from paying or accruing during the TARP Period any bonuses, retention awards (including new hire or make-whole awards) or incentive compensation (including stock options) to at least the five most highly compensated employees, except for payments of long-term restricted stock or restricted stock units, subject to prescribed vesting criteria included in the rules and having a value of no more than one-third of the employee's total compensation, and subject to certain additional limitations.

        Golden Parachutes.    The Company is barred from paying "golden parachute" payments to SEOs and the next five most highly compensated employees of the Company during the TARP Period. Golden parachute payments include any payments paid as a result of the employee's departure from the Company for any reason, including payments made upon a "change in control" of the Company, except for payments for services performed or benefits accrued.

        All of the Company's change-in-control agreements with executives contain a provision allowing for the payment of severance in certain circumstances following a change in control. See "Post Employment Compensation" on page 35 below. Under the Interim Final Rules, the Company was prohibited from paying these severance payments during the TARP Period.

        Clawback Provision.    The Company is required to ensure that any bonus, retention award or incentive compensation paid to an SEO or any of the next 20 most highly compensated employees for services performed during the TARP Period is subject to recovery or "clawback" by the Company if the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. The Company has amended each of the applicable bonus and incentive compensation plans to include a clawback provision.

        Excessive or Luxury Expenditures.    ARRA and the Interim Final Rule required that the Board of Directors adopt a company-wide policy regarding "excessive or luxury expenditures." This policy was adopted on August 17, 2009, and is posted on the Company's website.

        Tax Gross-ups.    The Company is prohibited from paying any "tax gross-up" payments to SEOs and the next five most highly compensated employees. During 2012, each of the Company's change-in-control agreements was amended to remove any tax gross-up provisions.

        Disclosure of Perquisites and Compensation Consultants.    We are required annually, within 120 days after the end of each fiscal year, to disclose to Treasury and the FDIC the following:

  •
  The payment of any perquisites exceeding $25,000 for any employee subject to the bonus restriction, including the amount and nature of the perquisite and the justification for providing it;

  •
  Information about our use of compensation consultants for benchmarking; and

  •
  The identity of a select group of highly-paid employees, identified by name and title and ranked in descending order of annual compensation.

        The perquisites offered by the Company to its five most highly compensated employees have not triggered this disclosure obligation. The Company has made the required disclosure regarding the identity of certain highly paid employees and the use of compensation consultants.

        Say on Pay.    We were required to include a nonbinding "say on pay" vote resolution in our annual proxy statement for shareholder consideration. We included this resolution in our proxy statement for the 2012 Annual Meeting of Shareholders.

        CEO and CFO Certifications.    Our CEO and CFO are required to provide, within 90 days after the close of each fiscal year, compliance certifications to Treasury confirming our compliance with ARRA and the Interim Final Rules during the TARP Period. These certifications are filed as exhibits to our Annual Report on Form 10-K and we preserve supporting documentation and records for at least 6 years following the certification.

        Compensation Committee Review and Certification.    The Interim Final Rules established a compliance reporting regime, which includes a requirement that the Compensation Committee meet twice a year during the TARP Period to review the Company's compensation plans for unnecessary risk, and to annually disclose its findings. Because the TARP Period ended early in 2012, the Compensation Committee did engage in this analysis during 2012.

        Pledging of Company Stock.    Our Insider Trading Policy prohibits directors, officers and other employees from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Executive Compensation Determinations and Committee Procedures

        The compensation programs of the Company for its executive officers are administered by or under the direction of the Compensation Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. At the end of each fiscal year, the Committee reviews the performance of each executive officer individually and the Company in general. Additionally, the Company's Chief Executive Officer, Mr. Brown, is actively engaged in the evaluation of the other executive officers. Based upon this review, Mr. Brown makes a recommendation as to any increases in the base compensation for each executive officer. The Committee considers Mr. Brown's recommendations in making final compensation decisions.

        Similarly, at the end of each fiscal year the Committee reviews each executive officers' individual performance to determine whether to award any discretionary performance-based stock to such officer. The Committee also considers the recommendations of Mr. Brown with respect to such awards.

        Role of the Compensation Consultant.    To assist in making compensation decisions for 2011 and thereafter, the Compensation Committee engaged Pearl Meyer & Partners ("Pearl Meyer") as its independent compensation consultant to provide information, recommendations, and other advice relating to executive compensation. Beginning in February 2011, Pearl Meyer, serving at the discretion of the Compensation Committee, conducted a comprehensive review of the Company's executive compensation programs. Pearl Meyer's review was intended to evaluate the competitiveness of pay for the Company's executive officers, review the Company's current incentive programs, review the alignment between CEO pay and performance and provide commentary and guidance on other current or potential executive compensation programs and policies. Pearl Meyer reported directly to the Compensation Committee on all work conducted. Pearl Meyer did not perform any consulting services regarding compensation in 2012, or any other non-executive compensation services in 2011 or 2012.

        2012 Shareholder Advisory Vote on Executive Compensation.    At the April 2012 Annual Meeting, the Company held its second "say-on-pay" advisory shareholder vote on the compensation of the Company's named executive officers. The Committee considered the results of this vote, which indicated broad support among shareholders for the Company's compensation programs. For the 2012 executive compensation program, no specific component of the program was altered based on the results of the say-on-pay vote. The Committee and the Company's Board of Directors believe that the Company's executive compensation has been appropriately tailored to its business strategies, aligns pay with performance, and reflects best practices regarding executive compensation. The Committee will continue to consider shareholder sentiments about the Company's core principles and objectives when determining executive compensation.

        Peer Group.    As noted above, at times the Committee considers competitive industry salaries in determining cash and non-cash compensation of its executive officers. Specifically, the Company collects publicly available compensation information from a peer group of similarly sized financial institutions located in the same geographic region as the Company. In determining the appropriate financial institutions to include in this peer group in 2012, the Committee consulted with Company management. The composition of the peer group is reviewed periodically and may change from time to time. The Committee believes that the peer group is appropriate because of the similarities among the financial institutions in market, size and deposits.

        The following table lists the companies comprising the peer group during 2012.

Name	Location	Total Assets ($ Billions)(1)	Ticker Symbol
First Financial Bancorp	Cincinnati, OH	6.7	FFBC
WesBanco, Inc.	Wheeling, WV	5.5	WSBC
Pinnacle Financial Partners, Inc.	Nashville, TN	4.9	PNFP
1st Source Corporation	South Bend, IN	4.4	SRCE
Heartland Financial USA, Inc.	Dubuque, IA	4.3	HTLF
First Merchants Corp.	Muncie, IN	4.2	FRME
Great Southern Bancorp, Inc.	Springfield, MO	3.8	GSBC
Community Trust Bancorp, Inc.	Pikeville, KY	3.6	CTBI
Republic Bancorp, Inc.	Louisville, KY	3.4	RBCAA
First Busey Corporation	Urbana, IL	3.4	BUSE
First Financial Corp.	Terre Haute, IN	3.0	THFF
Lakeland Financial Corp.	Warsaw, IN	2.9	LKFN
City Holding Company	Charlestown, WV	2.8	CHCO
S.Y. Bancorp, Inc.	Louisville, KY	2.1	SYBTP
Farmers Capital Bank Corp.	Frankfort, KY	1.9	FFKT
Peoples Bancorp, Inc.	Marietta, OH	1.8	PEBO
Bank of Kentucky Financial Corp.	Crestview Hills, KY	1.7	BKYF
Porter Bancorp	Louisville, KY	1.5	PBIB

(1)
As of December 31, 2011.

Elements of Executive Compensation

        The particular elements of the compensation programs for the Company's executive officers are set forth in more detail below.

        The Company's compensation program for executives consists of three key elements:

  •
  base salary;

  •
  short-term incentive (cash) compensation; and

  •
  long-term incentive (stock-based) compensation.

The Committee believes that this three-part approach best serves the interests of the Company and its shareholders. Under this approach, a portion of each executive's annual compensation is variable or "at risk;" namely, the performance based incentive (cash) compensation.

        Base Salary.    Base salary for the Company's Chief Executive Officer is set by the Committee on an annual basis. Base salaries for the Company's executive officers other than its Chief Executive Officer, as well as changes in such salaries, are made on an annual basis and are based upon recommendations by the Chief Executive Officer of the Company. The Committee's compensation decisions take into account such factors as the annual financial results of the Company, industry salaries within the Peer Group, a subjective assessment of the nature and responsibilities of the position, the quantity and quality of the contribution and experience of the officer, and the length of the officer's service with the Company, its subsidiaries and predecessors. The Committee also considers, when appropriate, recommendations of compensation consultants.

        Short-Term Incentive (Cash) Compensation.    The Company previously awarded cash bonuses to executive officers on an annual basis under the Company's annual performance based incentive bonus plan. Beginning in 2011, the Board voted to discontinue the existing incentive bonus plan for executives. In replacement of this plan, effective at such time as the U.S. Treasury no longer holds Series A Preferred Stock of the Company, the Board has adopted a new short-term incentive compensation program (the "STIP"). The STIP became effective on April 3, 2012, the date the U.S. Treasury no longer held shares of the Company's Series A Preferred Stock under the CPP, and applied to performance from that date through December 31, 2012.

        The goals of the STIP are to motivate the executive officers to maximize the Company's profits and to reward the executive officers for the attainment of certain established financial and non-financial goals and objectives. The new STIP focuses on fewer performance measures than the previous plan (which contained as many as 8-10 performance measures), allowing for easier application and greater focus on certain key metrics.

        Under the STIP, each of the executives will be eligible to receive cash payouts when the Company's weighted average performance as compared to its peer group exceeds certain thresholds. The peer group will be determined at the time the STIP becomes effective and will be revisited annually thereafter. The weighted average performance will be determined based on the following measures:

• earnings per share growth:	20%
• ROA:	30%
• net revenue growth:	20%
• non-performing assets/total assets:	20%

Additionally, the Committee has the discretion to include one additional objective measure for each individual which will be given 10% weight.

        Executives are eligible for a payout under the STIP if the weighted average performance ("WAP") versus the peer group exceeds the 25th percentile (thus, no payout will occur if the WAP is equal to or below the 25th percentile). Each executive's target payout will be achieved if the weighted average performance exceeds the 50th percentile, and the maximum payout will be achieved if the weighted average performance exceeds the 75th percentile. Thus, the payouts will be as follows:

WAP	Payout
0 - 25th percentile	none
greater than the 25th percentile	50% of target
greater than the 50th percentile	100% of target
greater than the 75th percentile	150% of target

        For WAP at levels in between the 25th and 75th percentile, the payout percentage will be interpolated. For example a WAP equal to the 60th percentile would equate to a payout of 120% of target. Each named executive officer's target level is equal to a percentage of his or her base salary, as set forth below:

Name and Title	Target
Archie M. Brown, Jr. President and Chief Executive Officer	45% of base salary
James M. Anderson Chief Financial Officer	30% of base salary
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	35% of base salary
William J. Goodwin Chief Credit Officer	30% of base salary
Chris M. Harrison Senior Vice President, Branch Administration	25% of base salary

        The STIP includes a mandatory deferral feature, by which two-thirds of the cash will be paid following the final calculation of the payout, and the remaining one-third will be paid on the first anniversary of the initial payment. The STIP is also subject to any claw-back language required by federal laws or regulations, including those required under Sarbanes-Oxley and Dodd-Frank.

        Long-term Incentive (Stock-Based) Awards.    The Committee believes that stock-based compensation is a key component of the Company's executive compensation program because the compensation ensures that the executive's financial interests are aligned with the long-term interests of the Company's shareholders. The stock awards also encourage ownership in the Company and foster retention.

        At the annual meeting of shareholders of the Company for 2007, the Company's shareholders approved the MainSource Financial Group, Inc. 2007 Stock Incentive Plan (the "2007 Stock Incentive Plan"). The 2007 Stock Incentive Plan is intended to promote and align the interests of key employees, officers, directors, consultants, advisors and other service providers of the Company and its subsidiaries and affiliates in order to reward performance that enhances long term shareholder value, increases employee stock ownership and improves the ability of the Company and its subsidiaries and affiliates to attract, retain and motivate such persons. The 2007 Stock Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock awards. Incentive stock options may be granted only to employees. An aggregate of 650,000 shares of common stock are reserved for issuance under the 2007 Stock Incentive Plan.

        Prior to the approval by the shareholders of the 2007 Stock Incentive Plan, awards of stock options were made to executive management under the 2003 MainSource Financial Group, Inc. Stock Option Plan (the "2003 Plan"). The 2003 Plan was approved by shareholders at the 2003 Annual Meeting of Shareholders. The 2003 Plan provides for the grant of qualified (incentive) and non-qualified stock option awards. The 2003 Plan was intended to provide incentives to the Company's executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases.

        In April 2011, the Board of Directors, upon the recommendation of the Compensation Committee and based upon the analysis and recommendations of the Committee's independent compensation consultant, approved a long term incentive compensation plan ("LTIP") to be effective in 2011, with the first grant to occur in the second quarter of 2012. Pursuant to the LTIP, certain executive officers, including each of the named executive officers, were granted long-term stock-based compensation. The value of the long-term compensation is equal to a percentage of each executive's base salary, determined as of the date of grant based upon the closing price of the Company's stock on that date.

        Historically, the Board has granted performance based stock options to executives on a discretionary basis based upon the performance of the executive and the Company during a particular year. In 2011, following its review of the Company's executive compensation programs with its compensation consultant, the Board decided to move away from discretionary awards to an annual equity award, paid at a competitive level, not based upon the Company's financial performance. The Board's decision to replace the performance based awards with the LTIP is intended to allow executives to achieve a meaningful ownership stake in the Company, thereby aligning those executives' interests with the long-term interests of the Company's shareholders.

        The compensation paid to executives under the LTIP is a combination of stock options (25%) and restricted stock (75%). Stock options vest in a graded manner over four years, while restricted stock has a three-year cliff vesting schedule. Because participants in the CPP, including the Company, are prohibited from granting options to at least the five most highly compensated employees, in lieu of options, the Company granted long-term restricted stock to such employees in 2011 and will do so for the portion of 2012 within in the TARP Period. The long-term restricted stock is subject to prescribed vesting and transfer criteria included in the CPP rules and may have a value of no more than one-third of the employee's total compensation.

        As noted above, during the TARP Period, the Company's short-term incentive compensation plan was not effective and executive officers will not receive any cash or restricted stock bonuses based upon the performance of the Company for services performed during that time. Accordingly, the percentage of each employee's salary to be paid in long-term restricted stock during the TARP Period is higher. Following the TARP Period, when the Company's STIP plan became effective, those percentages decreased. The applicable percentages of each executive's salary are as follows:

Name and Title	LTIP Payout (during TARP Period)	LTIP Payout (following TARP Period)
Archie M. Brown, Jr. President and Chief Executive Officer	50% of base salary	40% of base salary
James M. Anderson Chief Financial Officer	35% of base salary	25% of base salary
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	40% of base salary	30% of base salary
William J. Goodwin Chief Credit Officer	35% of base salary	25% of base salary
Chris M. Harrison Senior Vice President, Branch Administration	30% of base salary	20% of base salary

        In addition to the three key elements noted above, the Company provides its executives with certain other benefits and perquisites, as follows:

        MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan.    The Committee considers and determines whether or not to make matching and/or profit sharing contributions to participants' accounts under the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan (the "Plan"). To be eligible to receive a matching contribution, a participant must make a pre-tax deferral to the Plan. To be eligible to receive a profit sharing contribution, a participant must have completed 1,000 "hours of service" (as defined in the Plan) with a participating employer in the Plan and must be employed on the last day of the Plan year unless the participant died, became disabled or retired pursuant to the Plan's early or normal retirement provisions. For 2012, the Committee determined to match funds contributed by participants at $0.80 of every dollar contributed to the 401(k) portion of the Plan, up to the first 8.0% of each participant's salary. The benefits provided by the Company to employees of its subsidiary, MainSource Title, LLC, are similar to those provided to participants in the Plan, but differ as a result of differences in the way such employees are compensated.

        Profit Sharing Plan.    The Company provides all employees with the opportunity to participate in the profits earned by the Company. The profits are distributed annually by the Compensation Committee as a percentage of each employee's salary, in a range of 1 to 10%. The decision to award profit sharing is completely discretionary by the Committee, but has historically been based on the overall performance and profitability of the Company as shown by its earnings per share. Beginning in 2011, the Committee considered the Company's return on assets in making its profit sharing determination rather than earnings per share, based upon the Committee's belief that this performance measure better matches the goal of the plan, which is to distribute profits when there are profits to distribute. In February 2012, based upon the Company's performance in 2011, the Committee authorized a profit sharing contribution to the 401(k) portion of the Plan equal to 3.0% of each participant's base salary. In February 2013, based upon the Company's performance in 2012, the Committee authorized a profit sharing contribution to the 401(k) portion of the Plan equal to 5.0% of each participant's base salary.

        Perquisites.    The Company provides executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract, retain and motivate its executives. The Company periodically reviews the levels of perquisites and other benefits provided to executive officers. The perquisites currently granted to executive officers include the use of company automobiles, executive short-term disability insurance, relocation expenses, death benefits and membership in a local country club.

        Change-in-Control Agreements.    The Company has "double-trigger" change in control agreements in place with certain named executive officers and certain other officers of the Company and its subsidiaries. The purpose of the change in control agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened change in control of the Company. Each change in control agreement becomes operative only upon a change in control. Payments under the agreements are in full settlement of all other severance payments that may otherwise be payable to the executive under any other severance plan or agreement of the Company. A more detailed discussion of the terms of the agreements is set forth on pages 35-37. In determining the appropriate severance payments for each executive officer and the triggers for such severance payments, the Compensation Committee considered similar agreements offered by other financial institutions both in its peer group and elsewhere in the industry, the likelihood of a change in control, the need to continue the service of each executive officer in the event of a change in control, and the effect the change in control agreement would have on the ability to attract and retain executive officers in the absence of a threatened change in control. None of the Company's change-in-control agreements contain tax gross-up provisions.

        Executive Stock Ownership Requirements.    Effective in April 2011, the Executive Compensation Committee voted to require each of the executive officers of the Company to own and hold shares of Company stock. Specifically, the Chief Executive Officer is required to hold two times his annual base salary by April 2016, and the other executive officers are required to hold one times their annual base salary in Company stock by April 2016. Executives are required to hold any grants of options or vested shares of restricted stock until the ownership requirement has been met; provided, however, that stock options may be exercised during the holding period after they vest. Executive Officers may also sell any restricted stock necessary to meet any tax obligations arising as a result of the vesting of such restricted stock, but must hold any vested restricted stock in excess of the net after-tax liability until the ownership requirement is met.

Compensation of Executives in 2012

        The executive compensation programs and policies discussed above apply to each of the named executive officers. The actual compensation awarded to each named executive officer in 2012 and as a result of the executive's and the Company's performance in 2012 is discussed below.

        Base Salary.    In April 2012 the Compensation Committee reviewed the base salaries of each of the executive officers. The Committee considered many factors, including the large salary increases the executives had received in 2011, the continued improvements in the financial condition of the Company and the efforts of the executive officers to achieve those improvements. The Committee further noted that Mr. Brown's salary increase in 2011, which was recommended by Pearl Meyer and adopted by the Committee, had consisted of a two-step increase, with a portion of the increase to be effective in 2012. Based on its review, the Committee approved an increase of $15,000 for Mr. Brown, and a 3% increase for each of the executives other than Mr. Brown, to be effective as of March 1, 2012. The resulting base salaries for 2012 are as follows:

Name and Title	2012 Base Salary
Archie M. Brown, Jr. President and Chief Executive Officer	$385,000
James M. Anderson Chief Financial Officer	$225,500
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$240,875
William J. Goodwin Chief Credit Officer	$225,500
Chris M. Harrison SVP Branch Administration	$175,000

        Long-Term Incentive Compensation.    As noted above, the Compensation Committee has adopted a Long Term Incentive Plan ("LTIP") pursuant to which the Committee may award bonuses to certain executives for services performed during the prior year. The LTIP compensation is not based upon the Company's performance; rather, it is paid to executives as additional compensation in order to further align those executives with the interests of the shareholders.

        Although the LTIP contemplates the payment of compensation as a combination of stock options (25%) and restricted stock (75%), because the Company was a participant in the U.S. Treasury's CPP during 2011, the Company was prohibited from granting options to at least the five mist highly compensated employees for services performed in 2011. In lieu of options, the Committee voted to grant long-term restricted stock to such employees. The long-term restricted stock is subject to prescribed vesting and transfer criteria included in the CPP rules and has a value of no more than one-third of the employee's total compensation. The number of shares of restricted stock was calculated by dividing each employee's award by $11.85, which was the closing price of the Company's common stock on April 25, 2012, the date of grant.

        The incentive compensation paid to the Company's Chief Executive Officer, Chief Financial Officer and the other "Named Executive Officers" under the LTIP was as follows:

Name and Title	LTIP Payout
Archie M. Brown, Jr. President and Chief Executive Officer	$185,000
James M. Anderson Chief Financial Officer	$77,000
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$94,000
William J. Goodwin Chief Credit Officer	$77,000
Chris M. Harrison Senior Vice President Branch Administration	$51,000

        Each restricted stock award was evidenced by an award agreement between the executive and the Company which included the following terms:

  •
  the grantee will become vested in 80% of the award on the second anniversary of the grant date and 20% of the award on the third anniversary of the grant date;

  •
  the Compensation Committee of the Board will have the right, in its sole discretion, to cancel 60% of the award during the first year following the grant date, 40% of the award during the second year following the grant date, and 20% of the award during the third year following the grant date, if it determines that the Company suffered a material negative impact in one of those years as a result of a decision or event that occurred during the year in which the bonus was earned;

  •
  the restricted shares, to the extent vested, will not become transferable until such time as the U.S. Treasury no longer holds shares of preferred stock of the Company, provided that 25% of the restricted shares will become transferable as each 25% of the preferred stock is repurchased by the Company, and provided, further, that the grantee will be permitted to sell the shares if necessary to pay any tax liability resulting from the vesting of the shares.

Review of Risk Associated With Compensation Plans

        So long as the U.S. Treasury holds preferred stock in a company, the ARRA and the Interim Final Rules require compensation committees of those companies to meet every 6 months with the company's senior risk officers, to review, evaluate and discuss each of the company's compensation programs. The Compensation Committee of the Company met twice in 2011 to perform the required review and evaluation. Because the TARP Period ended with the Treasury's sale of its preferred stock in the Company on April 3, 2012, the Compensation Committee of the Company did not meet in 2012 to perform the review and evaluation required by the ARRA and the Interim Final Rules. However, based upon its most recent review in 2011, which considered all employee compensation plans, including the behaviors incentivized by each plan, the types of payouts offered under each plan (cash versus stock), the safeguards present in each plan to protect against manipulation of the plan to achieve the payouts, the risks present within and affected by each plan, and the total time horizon of the employee's performance giving rise to a benefit under each plan, the Compensation Committee believes that the Company's compensation plans and programs for SEOs and other employees do not incentivize employees to take unnecessary or excessive risks. In making this determination, the Compensation Committee considered the following:

  1.
  Base Salary.    Base salaries paid to the Company's executive officers are conservative in amount related to the Company's peers, and the annual increases in the base salaries have historically not been excessive. Further, the increases are based primarily on cost-of-living increases rather than performance based.

  2.
  Executive Bonus Plan and cash incentive bonus.    The executive bonus plan, which was terminated in 2011 in favor of the STIP, and which will become effective once the Treasury Department no longer holds preferred stock in the Company, was in existence for a long period of time and did not historically encourage executives to take unnecessary or excessive risks, as evidenced by the Company's historical performance. The amount of bonuses paid under the plan was tied to peer performance, not just performance of the Company, and numerous triggers within the plan discouraged manipulation, because the manipulation of a single trigger would most likely have had a negative impact on one or more other triggers. Additionally, the Committee retained significant discretion within the bonus plan to determine whether employees acted to manipulate triggers within the bonus plan and adjusted the bonuses paid accordingly.

  3.
  Stock Incentive Plan and awards.    The plan ties the interests of the employees with the interests of the shareholders. The award of options or restricted stock under the plan is entirely at the discretion of the Committee, and is not formula-based or performance based. Accordingly, the employees have no method to manipulate the grant of equity incentives.

  4.
  Change in Control Agreements.    Payouts under the agreements only occur following a transaction that receives Board approval, and the payouts are small (between 1.5 and 3 times base compensation). Further, the payouts are subject to stringent limits on the circumstances under which employees would be entitled to the payouts.

        With respect to the remaining employee compensation plans that benefit all employees, the Committee reviewed the participants and features of each plan and determined that each plan contained sufficient controls to discourage the taking of unnecessary and excessive risk. For example, several of the plans allow for management discretion to reduce or eliminate any awards, and none of the plans provide for excessive payouts as a percentage of each employee's salary. In its review, the Committee considered the following:

        Commission Plans.    Each of the Company's commission plans, including plans for financial advisors and mortgage loan originators, includes a safeguard against poor underwriting, in that the financial advisors are required to comply with suitability requirements set forth by Raymond James and the mortgage loan originators do not underwrite the mortgage loans. Thus, the employees receiving commissions cannot benefit by originating customers or loans that do not otherwise qualify.

        Bonus Plans.    The Company has several employee specific bonus plans, including:

  •
  Commercial Lending Bonus Plan

  •
  Retail Branch Personnel Bonus Plan

  •
  Wealth Management Bonus Plan; and

  •
  MainSource Title Bonus Plan.

In each plan, the maximum payout is approximately 5-25% of base pay. In general the plans include performance goals requiring employees to achieve certain performance levels and/or exceed prior year performance. The plans also include certain safeguards to mitigate against employees taking excessive and unnecessary risks. For example, the Company's lending bonus plans include loan charge-off and delinquency qualifiers. Based on these factors, the Committee determined that the plans do not incentivize or reward the taking of unnecessary and excessive risks.

Accounting and Tax Considerations

        The Company's compensation program is intended to comply with Sections 162(m) and 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 162(m) of the Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance based. As discussed above, this limitation was amended by Section 111 of EESA by adding a new Code Section 162(m)(5) to limit tax deductions on compensation exceeding $500,000, disregarding performance based compensation, for the TARP Period. The Company did not have any individuals with non-performance based compensation paid in excess of the Code Section 162(m) tax deduction limit. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Code Section 409A, and such benefits do not comply with Code Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to federal and state income tax, an underpayment interest penalty and an additional federal income tax of 20% of the benefit includible in income.

Report of the Compensation Committee

        The Compensation Committee certifies that during the TARP Period:

          1.     It has reviewed with senior risk officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

          2.     It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks that these plans pose to the Company; and

          3.     It has reviewed the employee compensation plans to eliminate any features of those plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporation by reference into the Company's annual report on Form 10-K for the year ended December 31, 2012.

Members of the Compensation Committee
/s/ WILLIAM G. BARRON (Chairman) /s/ D.J. HINES /s/ WILLIAM J. MCGRAW, III /s/ THOMAS M. O'BRIEN

Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers who served in such capacities as of December 31, 2012, each of whom had total annual compensation exceeding $100,000 in 2012 or in either of the preceding two years (the "named executive officers"), for services rendered to the Company during the fiscal year ended December 31, 2012.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(1)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (h)		Total ($) (i)
Archie M. Brown, Jr.	2012	388,470	—	—	—	—	29,194	(2)	417,664
President and Chief Executive Officer	2011	360,393	—	185,000	—	—	25,033	(2)	570,426
	2010	320,386	—	168,267	—	—	16,158	(2)	504,811
James M. Anderson	2012	227,726	—	—	—	—	28,503	(3)	256,230
Chief Financial Officer	2011	211,542	—	77,000	—	—	26,450	(3)	314,992
	2010	182,694	—	84,003	—	—	18,444	(3)	285,141
Daryl R. Tressler	2012	243,897	—	—	—	—	32,908	(4)	276,805
Chief Banking Officer	2011	236,022	—	94,000	—	—	30,285	(4)	360,308
	2010	228,848	—	103,934	—	—	22,301	(4)	355,082
William J. Goodwin	2012	224,874	—	—	—	—	61,355	(5)	286,228
Chief Credit Officer	2011	215,773	—	77,000	—	—	25,822	(5)	318,596
	2010	197,594	—	91,437	—	—	9,177		298,207
Chris M. Harrison	2012	176,407	—	—	—	15,507	17,972	(6)	209,886
SVP—Branch Administration	2011	167,376	—	51,000	—	10,338	15,416	(6)	244,131

(1)
The amount of bonus or stock awards, if any, to be paid to each executive officer for services performed in 2012 has not been determined as of the date of this Proxy Statement. Any such bonuses or stock awards are expected to be determined in April 2013 and will be disclosed by the Company on Form 8-K at that time.

(2)
Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) plan; and (c) a profit sharing contribution made by the Company to the 401(k) plan during 2011.

(3)
Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) plan, (c) a profit sharing contribution made by the Company to the 401(k) plan during 2011, and (d) the cost of a country club membership.

(4)
Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) plan, (c) a profit sharing contribution made by the Company to the 401(k) plan during 2011 and (d) the cost of a country club membership.

(5)
Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) plan, and (c) a profit sharing contribution made by the Company to the 401(k) plan during 2011.

(6)
Includes (a) the matching contribution made by the Company to the 401(k) plan; and (b) a profit sharing contribution made by the Company to the 401(k) plan during 2011.

 Grants of Plan-Based Awards for 2012

        The following table sets forth certain information with respect to the restricted stock granted during or for the fiscal year ended December 31, 2012 to each of the Company's executive officers listed in the Summary Compensation Table.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
											Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Archie M. Brown, Jr.	4/25/12	—	—	—	—	—	—	15,612	—	—	185,000
James M. Anderson	4/25/12	—	—	—	—	—	—	6,498	—	—	77,000
Daryl R. Tressler	4/25/12	—	—	—	—	—	—	7,933	—	—	94,000
William J. Goodwin	4/25/12	—	—	—	—	—	—	6,498	—	—	77,000
Chris M. Harrison	4/25/12	—	—	—	—	—	—	4,304	—	—	51,000

(1)
The Grant Date Fair Value is equal to the number of shares of restricted stock multiplied by the closing price of the Company's stock on the date of grant—$11.85.

        The Compensation Committee granted restricted stock on April 25, 2012, for each executive officer's service in 2011, pursuant to the Company's Long Term Incentive Plan (LTIP) and the 2007 Stock Incentive Plan. The terms of the restricted stock provide for vesting in two installments, with 80% vesting on the second anniversary of the grant date and 20% vesting on the third anniversary of the grant date. The Compensation Committee has the right, in its sole discretion, to cancel 60% of the award during the first year after the grant date, 40% of the award during the second year after the grant date, and 20% of the award during the third year after the grant date, if it determines that the Company suffered a material negative impact in one of those years as a result of a decision or event that occurred during the year in which the bonus was earned. Additionally, the restricted stock is not transferable until such time as the Treasury Department no longer holds shares of preferred stock of the Company, provided that 25% of the restricted shares will become transferable as each 25% of the preferred stock is repurchased by the Company, and provided, further, that the grantee is permitted to sell the shares if necessary to pay any tax liability resulting from the vesting of the shares. A more detailed discussion of the LTIP is set forth on page 25 of the Compensation Discussion and Analysis Section of this Proxy Statement, and a more detailed discussion of the 2007 Stock Incentive Plan is set forth on page 25 of the Compensation Discussion and Analysis Section of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End

        The following table includes certain information with respect to the value of all unexercised equity awards previously awarded to the executive officers named above as of December 31, 2012.

						Stock Awards
									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(2)
	Option Awards(1)							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Archie M. Brown, Jr.	17,500	—	—	5.40	2/23/19	—	—	32,995	418,047
	25,000	—	—	17.92	8/3/18
James M. Anderson	10,000	—	—	5.40	2/23/19	—	—	15,176	192,280
	1,737	—	—	13.36	5/19/13
	2,481	—	—	21.20	2/23/14
	2,625	—	—	20.57	2/22/15
	2,625	—	—	18.04	2/22/16
	5,000	—	—	17.01	2/20/17
Daryl R. Tressler	12,500	—	—	5.40	2/23/19	—	—	18,670	236,549
	6,078	—	—	13.36	5/19/13
	4,134	—	—	21.20	2/23/14
	4,200	—	—	20.57	2/22/15
	1,575	—	—	18.04	2/22/16
	1,000	—	—	17.01	2/20/17
William J. Goodwin	10,000	—	—	7.31	3/31/19	—	—	15,944	202,010
Chris M. Harrison	3,267	—	—	5.40	2/23/19
	2,000	—	—	17.01	2/20/17	—	—	4,304	54,532

(1)
All option awards and exercise prices are adjusted for stock splits and stock dividends since the date of grant.

(2)
Based on a share price of $12.67, the closing price of the Company's common stock on December 31, 2012.

        Except for options granted to Archie M. Brown, Jr., in connection with his acceptance of the position of President and Chief Executive Officer, and except for the options granted to the executive officers with an expiration date of February 23, 2019, all of the options granted to the named executive officers are incentive stock options granted pursuant to the 2003 Plan. The terms of the options provide for vesting in four installments, with 10% vesting at the end of the first year, 20% at the end of the second year, 30% at the end of the third year and 40% at the end of the fourth year. In 2005, the vesting of the options expiring on February 23, 2014 and February 22, 2015, were accelerated to provide for immediate vesting. All of the options have a total life of 10 years. A more detailed discussion of the 2003 Plan is set forth on page 25 of the Compensation Discussion and Analysis Section of this Proxy Statement.

        The options granted to Mr. Brown on August 4, 2008 were granted pursuant to the terms of the 2007 Stock Incentive Plan, have a term of ten years from the date of grant and vest on the fourth anniversary of the grant date, so long as Mr. Brown remains employed by the Company on that date. The options granted in 2009 with an expiration date of February 23, 2019 were granted pursuant to the 2007 Plan, have a term of 10 years, and vest as follows: 10% vest on December 31, 2009, an additional 20% vest on December 31, 2010, an additional 30% vest on December 31, 2011 and the final 40% vest on December 31, 2012. Notwithstanding the foregoing, none of the options granted on February 23, 2009, vested until the end of the TARP Period. A more detailed discussion of the 2007 Stock Incentive Plan is set forth on page 25 of the Compensation Discussion and Analysis Section of this Proxy Statement.

 Option Exercises and Stock Vested—Fiscal Year 2012

        The following table summarizes for each named executive officer the number of shares acquired and amounts received upon exercise of options or the vesting of stock awards during the fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)
Archie M. Brown, Jr	—	—	—	—
James M. Anderson	—	—	—	—
Daryl R. Tressler	—	—	—	—
William J. Goodwin	—	—	—	—
Chris M. Harrison	4,900	31,605	—	—

(1)
The amount represents the aggregate amount realized which was determined by multiplying the number of options exercised by the difference between the market price of the Company's common stock at exercise of the options ($11.85) and the exercise price of the options ($5.40).

Equity Compensation Plan Information

        The following table sets forth information regarding securities authorized for issuance under the Company's equity compensation plans as of December 31, 2012:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	433,132	$13.06	236,141
Equity compensation plans not approved by security holders	—	—	—

Total	433,132	$13.06	236,141

Post Employment Compensation

Change in Control Agreements

        The Company currently has "double-trigger" Change in Control Agreements in place with certain named executive officers and certain other officers of the Company or our subsidiary. During 2011, the Company entered into new Change in Control Agreements with Mr. Brown, Mr. Anderson and Mr. Tressler in replacement of their prior agreements. During 2012, the Company entered into a new Change in Control Agreement with Mr. Harrison in replacement of his prior agreement. The new agreements were entered into in order to: (i) remove the requirement under the prior change in control agreements that the Company gross-up each executive's termination payment in the event the executive was subject to excise taxes as a result of the payment; (ii) to make the Agreements generally consistent among the executives with respect to certain material terms, including the term of the Agreements, the length of time certain benefits continue following termination of employment, and the amount of notice necessary to terminate the Agreements; and (iii) to remove the enhancement of a

SERP benefit which the Company does not have. Mr. Goodwin also entered into a Change in Control Agreement with the Company during 2011.

        The purpose of the Change in Control Agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened "Change in Control," which is defined in the Agreements to have occurred if:

  •
  A majority of the directors as of the date of the agreement is replaced other than as the result of nomination or election by at least two-thirds of the incumbent directors;

  •
  Any person acquires beneficial ownership of 25% or more of the combined voting power of the Company's then outstanding securities, other than in certain circumstances specified in the change in control agreement;

  •
  A merger, consolidation, share exchange or similar form of corporate transaction is consummated, unless (a) holders of voting securities of the Company outstanding immediately prior to the merger represent more than 40% of the total voting power of the securities of the surviving company outstanding immediately after such transaction; (b) no person is or becomes the beneficial owner of more than 25% of the total voting power of the securities of the surviving corporation; and (c) at least one-half of the members of the board of directors of the surviving corporation were directors of the Company at the time of the Board's approval of the transaction; or

  •
  The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

        Each Agreement has a "double trigger" feature which provides that in the event the Executive's employment is terminated by the Company other than for "Cause" (as defined in the Agreement) or by the Executive for "Good Reason" (as defined in the Agreement) within 12 months of a Change in Control of the Company (24 months for Mr. Tressler), the Executive will be entitled to receive the following benefits:

  (i)
  a lump-sum cash amount equal to the sum of (A) the Executive's base salary through the date of the Executive's termination and any bonus amounts that have become payable, to the extent not previously paid or deferred, (B) a pro rata portion of the Executive's annual bonus for the fiscal year in which the Executive's date of termination occurs in an amount at least equal to (x) the Executive's annual performance based incentive bonus earned for the last completed fiscal year of the Company (the "Bonus Amount"), multiplied by (y) a fraction, the numerator of which is the number of days in the fiscal year in which the termination occurs through the date of termination and the denominator of which is 365, and reduced by (z) any amounts paid from the Company's annual incentive plan for the fiscal year in which the Executive's termination occurs and (C) any unpaid accrued vacation; plus

  (ii)
  a lump-sum cash amount equal to the sum of (A) 2.99 times (for Mr. Brown), 2.0 times (for Messrs. Anderson, Tressler and Goodwin) or 1.5 times (for Mr. Harrison) the Executive's highest annual rate of base salary during the 12-month period immediately prior to the Executive's date of termination, plus (B) 2.99 times (for Mr. Brown), 2.0 times (for Messrs. Anderson, Tressler and Goodwin) or 1.5 times (for Mr. Harrison) the Executive's Bonus Amount; and

  (iii)
  continuation of medical, dental, accident, disability and life insurance benefits for the Executive and his dependents for a period of 12 months (24 months for Mr. Tressler and 18 months for Mr. Harrison) following the Executive's date of termination. If the Executive's date of termination is within 12 months of the earliest date on which such termination could be considered a "Retirement" (as defined in the Agreement) (24 months for Mr. Tressler and 18 months for Mr. Harrison), the benefits described in (ii) and (iii) in the preceding sentence will be reduced accordingly.

        In the event that the Executive's employment terminates other than by reason of a Qualifying Termination within 12 months of a Change in Control (24 months for Mr. Tressler), the Executive will be entitled to receive a lump-sum cash amount equal to the sum of (i) the Executive's base salary through the Executive's date of termination and any bonus amounts that have become payable, to the extent not previously paid or deferred, and (ii) any unpaid accrued vacation.

        To the extent payments made to the Executive in connection with a Change in Control, or within 12 months after a Change in Control (24 months for Mr. Tressler), would be considered "excess parachute payments" pursuant to Section 280G of the Internal Revenue Code, the benefit payment to the Executive under the Agreement, when combined with all other parachute payments to the Executive, shall be the greater of: (i) the Executive's benefit under the Agreement reduced to the maximum amount payable to the Executive such that when it is aggregated with payments and benefits under all other plans and arrangements with the Company it will not result in an "excess parachute payment;" or (ii) the Executive's benefit under the Agreement after taking into account the amount of the excise tax imposed on the Executive under Code Section 280G due to the benefit payment. None of the Company's change-in-control agreements contain a tax gross-up provision.

        Except under limited circumstances, each Agreement will terminate if the Executive or the Company terminates the Executive's employment prior to a Change in Control. Additionally, the Company may terminate each Agreement upon 12 months' written notice of termination (24 months for Mr. Tressler); provided, however, that the Agreement will continue in effect for a 12-month period after a Change in Control (24 months for Mr. Tressler) if such Change in Control occurs during the term of the Agreement.

Potential Payments Under Change in Control Agreements.

        The following table shows the cash and benefits each of the named executive officers would have been eligible to receive had a change in control occurred during the fiscal year ended December 31, 2012, and had their employment been terminated on December 31, 2012. For purposes of this table, it is assumed that the termination of employment occurred on December 31, 2012, and that the Company was not subject to the rules and regulations imposed as a result of the Company's participation in Treasury's Capital Purchase Plan as of that date.

Name	Salary ($)	Bonus ($)	Benefits ($)(1)	Gross Up ($)	Total ($)
Archie M. Brown, Jr.	1,151,150	—	32,104	—	1,183,254
James M. Anderson	451,000	—	12,204	—	463,204
Daryl R. Tressler	481,750	—	20,668	—	502,418
William J. Goodwin	450,000	—	28,520	—	478,520
Chris M. Harrison	262,500	23,261	16,306	—	302,067

(1)
Consists of medical, dental, accident, disability and life insurance benefits. The value is based upon the type of insurance coverage the Company carried for each executive officer as of December 31, 2012, and is valued at the premiums in effect on December 31, 2012. This amount was calculated with the assumptions used for financial reporting purposes under generally accepted accounting principles in accordance with Accounting Standards Codification (ASC) 715.

        Acceleration of Options.    Additionally, both the 2003 Plan and the 2007 Stock Incentive Plan provide for the acceleration of the vesting of options upon the occurrence of a change in control (as defined in the applicable plan). Had a change in control occurred on December 31, 2012, none of the named executive officers would have received any additional benefit under the 2003 Plan or the 2007 Stock Incentive Plan, as all options outstanding on that date were fully vested.

        Acceleration of Restricted Stock.    The 2007 Stock Incentive Plan provides for the acceleration of the vesting of restricted stock upon the occurrence of a change in control (as defined in the Plan). Had a change in control occurred on December 31, 2012, all of the restricted stock held by the named executive officers would have vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of our common shares beneficially owned as of December 31, 2012 (unless otherwise indicated) by each person known to the Company to own beneficially more than five percent (5%) of the issued and outstanding common stock of the Company:

Name and address of beneficial owner	Aggregate Number Of Shares Beneficially Owned		Percent of Shares Outstanding(1)
Dimensional Fund Advisors LP	1,512,886	(2)	7.45%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
Black Rock, Inc.	1,280,678	(3)	6.31%
40 East 52nd Street
New York, NY 10022

(1)
Based on the number of shares outstanding at December 31, 2012.

(2)
This information is based on information filed with the Securities and Exchange Commission via Schedule 13G/A on February 11, 2013. Dimensional Fund Advisors LP ("DFA"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, DFA does not possess investment and/or voting power over the shares of Company common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. DFA disclaims beneficial ownership of such securities.

(3)
This information is based on information filed with the Securities and Exchange Commission via Schedule 13G/A on February 5, 2013 by Black Rock, Inc. The shareholder is deemed to be the beneficial owner of 1,280,678 shares of the Company's common stock as a result of being a parent holding company or control person.

        The following table shows the number of our common shares beneficially owned as February 28, 2013 by the Company's nominees for election as directors, the executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group.

Name (Age)	Aggregate Number Of Shares Beneficially Owned		Percent of Shares Outstanding(1)
James M. Anderson (41)	52,385	(2)	*
Kathleen L. Bardwell (56)	6,380		*
William G. Barron (63)	891,268	(3)	4.38%
Archie M. Brown, Jr. (52)	93,414	(4)	*
Brian J. Crall (53)	25,318	(5)	*
Philip A. Frantz (68)	68,860	(6)	*
William J. Goodwin (53)	25,944	(7)	*
Chris M. Harrison (45)	12,558	(8)	*
D.J. Hines (61)	32,301	(9)	*
William J. McGraw, III (64)	100,025		*
Thomas M. O'Brien (56)	36,084	(10)	*
Lawrence R. Rueff, DVM (59)	26,455	(11)	*
John G. Seale (53)	20,063	(12)	*
Charles Thayer (69)	20,152	(13)	*
Daryl R. Tressler (61)	137,189	(14)	*

All directors and executive officers as a group (15 persons)	1,548,399		7.62%

*
Represents less than 1% of the Company's outstanding common shares.

(1)
Based on the number of shares outstanding at February 28, 2013.

(2)
Includes 265 shares owned of record by Mr. Anderson as custodian for his daughter, 388 shares owned of record by Mr. Anderson as custodian for his son, 10,463 shares held on his behalf under the Company's 401(k) plan, 15,176 restricted shares, and 24,468 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act of 1934 (the "Exchange Act").

(3)
Includes 41,511 shares held in IRAs on Mr. Barron's behalf, 45,633 shares held in IRAs on behalf of Mr. Barron's wife, 85,579 shares held in 2 irrevocable trusts of which Mr. Barron is the trustee or co-trustee, 255,194 shares held in a trust of which Mr. Barron's wife is the trustee, 124,781 shares owned by a limited partnership of which Mr. Barron is the controlling partner, 4,812 shares owned of record by Mr. Barron as custodian for his son, 10,909 shares owned of record by Mr. Barron as custodian for his daughter, 303,881 shares owned of record by an irrevocable trust of which Mr. Barron is co-trustee, and 10,966 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Mr. Barron disclaims beneficial ownership of the 303,881 shares held in the irrevocable trust except to the extent of his pecuniary interest therein.

(4)
Includes 4,000 shares owned of record by Mr. Brown jointly with his wife, 13,919 shares held on his behalf under the Company's 401(k) Plan, 32,995 restricted shares, and 42,500 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act of 1934 (the "Exchange Act").

(5)
Includes 2,835 shares held in an IRA on Mr. Crall's behalf, 1,120 shares held in an IRA on behalf of Mr. Crall's wife, and 6,525 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(6)
Includes 2,007 shares owned of record by Mr. Frantz's wife, 20,026 shares owned of record by Mr. Frantz jointly with his wife, and 10,966 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(7)
Includes 15,944 restricted shares.

(8)
Includes 2,987 shares held on his behalf under the Company's 401(k) plan, 4,304 restricted shares and 5,267 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(9)
Includes 13,242 shares held of record in an IRA on Mr. Hines' behalf, 603 shares owned of record by Mr. Hines jointly with his wife, 853 shares held of record in an IRA on behalf of Mr. Hines' wife, 414 shares owned of record by Mr. Hines' wife jointly with their daughter, 78 shares owned of record by Mr. Hines' wife jointly with their son, 335 shares owned of record by Mr. Hines' wife as custodian for their son, 695 shares owned of record by Mr. Hines for benefit of his grandchildren, and 6,525 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(10)
Includes 28,084 shares held in 2 revocable trusts of which Mr. O'Brien is a co-trustee.

(11)
Includes 8,242 shares held in an IRA on Dr. Rueff's behalf, 5,792 shares held in an IRA on behalf of Dr. Rueff's wife and 4,420 shares held by Dr. Rueff jointly with his wife.

(12)
Includes 6,500 shares held of record in an IRA on Mr. Seale's behalf, 4,298 shares held in by Mr. Seale in a 401(k) plan and 4,611 shares held in an IRA on behalf of Mr. Seale's wife.

(13)
Includes 13,000 shares held of record in an IRA on behalf of Mr. Thayer.

(14)
Includes 1,580 shares owned of record by Mr. Tressler jointly with his wife, 62,840 shares held on his behalf under the Company's 401(k) plan, 18,735 restricted shares, 6,350 shares owned of record by Mr. Tressler's wife, 903 shares owned by Mr. Tressler's wife jointly with his daughter, 908 shares owned by Mr. Tressler's wife jointly with his son, 516 shares owned by Mr. Tressler's wife as custodian for his grandson, 516 shares owned by Mr. Tressler's wife as custodian for his granddaughter, and 29,487 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

PROPOSAL 2: ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION
POLICIES AND PROCEDURES.

        The Dodd Frank Wall Street Reform and Consumer Protection Act requires, among other things that, the Company permit a non-binding advisory vote on the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis and the related tabular disclosure regarding named executive officer compensation in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives the Company's stockholders the opportunity to endorse or not endorse the Company's executive pay program and policies.

        The Board of Directors of the Company believes that the Company's compensation policies and procedures are centered on a pay-for-performance culture and are closely aligned with the long-term interests of shareholders. As a shareholder, you have an opportunity to endorse or not endorse the Company's executive compensation program through the following resolution:

          "Resolved, that the shareholders hereby approve the overall executive compensation policies and procedures employed by the Company with respect to its named executive officers, as described in the Compensation Discussion and Analysis and the related tabular disclosure contained in the Company's Proxy Statement for its 2013 Annual Meeting."

        Because your vote is advisory, it will not be binding on the Board and may not be construed as overruling a decision by the Board. Your vote will also not create or imply any additional fiduciary duty by the Board or restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        The Board of Directors recommends a vote "FOR" approval of this resolution.

 PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER VOTES TO
APPROVE THE COMPANY'S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES

        Under the Dodd-Frank Act and related SEC rules, we are required to include in this Proxy Statement and present at the Annual Meeting a non-binding shareholder vote to determine the frequency of future shareholder votes on executive compensation. While the Company participated in the TARP Capital Purchase Program, it was required to have annual shareholder votes on executive compensation. As the Company is no longer a participant in the Capital Purchase Program, annual votes are no longer required although, as described below, the Board of Directors is recommending annual votes.

        This proposal gives shareholders the opportunity to vote on whether a resolution to approve the compensation of our named executive officers should be presented to shareholders every one, two or three years, or to abstain from voting. The Board of Directors believes that a resolution to approve the compensation of our executives should be presented to shareholders every year because the Compensation Committee, which administers the executive compensation program, values the opinions expressed by shareholders in these votes, and even though non-binding, will continue to consider the outcome of these votes in making its decisions on executive compensation.

        The shareholder vote on this issue is advisory, and is therefore not binding on the Compensation Committee or the Board of Directors. The Compensation Committee and the Board will, however, take into account the outcome of the vote when considering how frequently to present shareholders with a resolution to approve executive compensation.

        The Board and the Compensation Committee recommend that shareholders vote "ONE YEAR" in advising on the frequency of future shareholder votes on executive compensation.

 PROPOSAL 4: RATIFICATION OF APPOINTMENT OF CROWE HORWATH, LLP
AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS)

        At its February 2013 meeting, the Audit Committee of the Board of Directors recommended and approved the appointment of Crowe Horwath LLP as the Company's independent public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 2013. The Company is seeking the shareholders' ratification of such action.

Report of the Audit Committee

        The Audit Committee of MainSource Financial Group, Inc. is composed of four directors who the Board of Directors has determined are "independent" as defined by NASDAQ Stock Market listing standards. The Audit Committee's responsibilities are set forth in a written charter approved by the Board of Directors. The charter is also reviewed annually by the Audit Committee. A copy of the Audit Committee charter is available on the Company's website at www.mainsourcefinancial.com. The Audit Committee has determined that its members meet the financial literacy requirements of the NASDAQ Stock Market listing standards.

        Management of the Company has primary responsibility for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. This audit serves as a basis for the auditor's opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company's financial position, results of operations and cash flows and for the auditor's report of the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. For the fiscal year ended December 31, 2012, the Audit Committee engaged Crowe Horwath LLP to serve as the Company's independent auditor.

        In discharging its oversight responsibility, the Audit Committee met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the year ended December 31, 2012 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T.

        The independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) for independent auditor communications with Audit Committees concerning independence, and the Audit Committee discussed with the independent auditor that firm's independence. In addition, the Audit Committee approved in advance all non-audit engagements by the Company's independent auditor. The Audit Committee determined that the independent auditor's provision of non-audit services to the Company is compatible with maintaining that firm's independence.

        Based upon the discussions and reviews referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Audit Committee:

/s/ KATHLEEN L. BARDWELL (Chairperson) /s/ BRIAN J. CRALL /s/ THOMAS M. O'BRIEN /s/ JOHN G. SEALE

Fees Paid to Independent Registered Public Accountants

        The following table presents fees for professional services rendered by Crowe Horwath LLP for the audit of the Company's annual financial statements for 2011 and 2012 included on Form 10-K, the integrated audit of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, the review of the interim consolidated financial statements included in Forms 10-Q filed during the years 2011 and 2012, and the review of various other SEC filings during 2011 and 2012. Fees billed for audit-related services, tax services and all other services rendered by Crowe Horwath LLP for 2011 and 2012 are also presented below. Representatives from Crowe Horwath LLP are not expected to be present at the meeting.

	2011	2012
Audit Fees	$302,000	$323,900
Audit-Related Fees(1)	20,200	75,500
Tax Fees(2)	93,624	93,950
All Other Fees(3)	17,800	3,800

Total	$433,625	$497,150

(1)
Includes fees, including reimbursement of expenses, paid for the audit of the Company's benefit plans, required FDICIA reporting procedures and consulting on various accounting and auditing matters.

(2)
Includes fees paid for income tax return preparation, assistance with quarterly tax estimates and research on various tax matters.

(3)
Includes fees paid for a subscription to an accounting research database, fees paid for consultation services and fees paid for asset liability management review services.

Pre-Approval by Audit Committee of Independent Accountant Services

        The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditor, except as described below.

        Under its current charter, it is the policy of the Audit Committee to pre-approve all non-audit services, including tax work, or other allowable services to be performed by external accountants or auditors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Crowe Horwath LLP pursuant to these exceptions in the 2012 fiscal year.

 SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal 2012 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS

        To be considered for inclusion in next year's proxy statement, shareholder proposals must be submitted in writing by November 23, 2013, to the Company's Secretary, 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, and be in proper form under SEC Regulation 14A, Rule 14a-8, Shareholder Proposals. In addition, the Company's By-laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting, which nomination or proposal will not be included in the Company's proxy materials, must give the Company written notice not less than 60 days or more than 90 days before the meeting, and the notice must provide certain other information as described in the By-laws. Copies of the By-laws are available to shareholders free of charge upon request to the Company's Secretary. The persons named in the proxies retain the discretion to vote proxies on matters of which the Company is not properly notified at its principal executive offices on or before 60 days before the meeting, and also retain such authority under certain other circumstances. For additional information regarding the shareholder nomination process, please see "Communications with Independent Directors" on page 18.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE 2013 ANNUAL MEETING

        The U.S. Securities and Exchange Commission's e-proxy rules require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC's "full set" delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report to Shareholders for the fiscal year ended December 31, 2012) online, we are also mailing a full set of our proxy materials to our shareholders by mail. The Company's Proxy Statement for the 2013 Annual Meeting of Shareholders, Proxy Card and Annual Report to Shareholders for the fiscal year ended December 31, 2012, are available at: www.mainsourcefinancial.com/eproxy.htm.

        We are mailing a full set of our printed proxy materials to shareholders of record on or about March 22, 2013. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

ADDITIONAL INFORMATION

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies. This year, a number of brokers with account holders who are shareholders of the Company will be "householding" our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once "householding" communications to your address begin, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Secretary, MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240 or (3) contact the Secretary of the Company, James M. Anderson, at (812) 663-6734. Shareholders who hold their securities in street name and who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. Shareholders who hold their shares in their own name should contact the Secretary of the Company. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Advance Notice Procedures for Annual Meeting Business

        Under our By-laws, no business may be brought before an annual meeting except in one of the following ways: (i) it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934); (ii) such business is otherwise brought before the meeting by or at the direction of the Board of Directors; or (iii) such business is brought before the meeting by a shareholder who has delivered notice to the Company (containing certain information specified in our By-laws) not less than 60 nor more than 90 days prior to the meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

OTHER MATTERS

        As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

James M. Anderson
Secretary

March 22, 2013

MainSource Financial Group, Inc.

Greensburg, Indiana

Proxy for 2013 Annual Meeting of Shareholders

(Please Complete, Sign, Date and Return Promptly)

The undersigned shareholder of MAINSOURCE FINANCIAL GROUP, INC. (“Company”), Greensburg, Indiana, does hereby nominate, constitute and appoint PHILIP A. FRANTZ and BRIAN J. CRALL, or either of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Shares of the Company standing in my name on its books at the close of business on March 8, 2013 at the Annual Meeting of Shareholders to be held at the Company’s Corporate Office Building, 2105 North State Road 3 Bypass, Greensburg, Indiana on April 23, 2013, at 10:00 a.m. (local time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1.              Election of Directors. To elect as directors the following ten (10) nominees: Kathleen L. Bardwell, William G. Barron, Archie M. Brown, Jr., Brian J. Crall, Philip A. Frantz, D. J. Hines, Thomas M. O’Brien, Lawrence R. Rueff, DVM, John G. Seale and Charles J. Thayer.

☐ FOR all nominees (except as otherwise indicated below)	☐ WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTIONS:           To withhold authority to vote for any individual nominee, write that nominee’s name on the line below)

2.              Approval of an advisory proposal on the Company’s executive compensation policies and procedures.

☐ For	☐ Against	☐ Abstain

3.              Approval of an advisory proposal on the frequency of future shareholder advisory votes to approve the Company's executive compensation policies and procedures.

☐ One Year	☐ Two Years	☐ Three Years	☐ Abstain

4.              Ratification of the appointment of Crowe Horwath LLP.

☐ For	☐ Against	☐ Abstain

5.              Other Business.  To transact such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.  (The Board of Directors does not know of any such other matters.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES, "FOR" THE APPROVAL OF AN ANNUAL VOTE ON ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AND “FOR” THE RATIFICATION OF CROWE HORWATH LLP.

Information regarding the matters to be acted upon at the meeting is contained in the Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this proxy.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT.  IF NO INSTRUCTION IS INDICATED, THEN THE ABOVE-NAMED PROXIES, OR ANY ONE OF THEM, WILL VOTE THE SHARES REPRESENTED “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES, "FOR" THE APPROVAL OF AN ANNUAL ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AND “FOR” THE RATIFICATION OF CROWE HORWATH LLP, AND IN ACCORDANCE WITH THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

IN WITNESS WHEREOF, I have hereunto set my hand this                    day of                                   , 2013.

(Signature of Shareholder(s))

Please sign above exactly as your name(s) appears opposite the signature lines.  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.

An addressed postage prepaid envelope is enclosed for your convenience in promptly returning your proxy.

The prompt return of your proxy will help the Company avoid additional costs in soliciting proxies.